UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement
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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERISAFE, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a 6(i)(1) and 0-11

2024

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FROM OUR Chairman of the Board

April 26, 2024

Dear AMERISAFE Shareholder:

You are cordially invited to attend the annual meeting of shareholders of AMERISAFE, Inc. The meeting will be held on Friday, June 7, 2024, beginning at 9:00 a.m. CDT at our corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634.

Information about the meeting, including the nominees for election as directors and the other proposals to be considered is presented in the following notice of annual meeting and proxy statement. At the meeting, management will report on the Company’s operations during 2023 and comment on our outlook for the remainder of 2024. The report will be followed by a question and answer period.

We hope that you will attend the annual meeting. It is important that your shares be represented. Accordingly, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope.

We look forward to seeing you at the meeting on June 7th.

Sincerely,

Jared A. Morris Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 7, 2024

The 2024 annual meeting of shareholders of AMERISAFE, Inc. (the “Company”) will be held on June 7, 2024, beginning at 9:00 a.m. CDT at the Company’s corporate headquarters, which are located at 2301 Highway 190 West in DeRidder, Louisiana 70634. The meeting will be held for the following purposes:

1.
to elect two directors to serve until the 2027 annual meeting of shareholders;
2.
to conduct an advisory vote to approve the Company’s compensation of its named executive officers;
3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and
4.
to transact such other business as may properly come before the meeting.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. Also enclosed is the Company’s annual report for the year ended December 31, 2023. Holders of record of the Company’s common stock as of the close of business on April 17, 2024 are entitled to notice of, and to vote at, the meeting.

If you plan to attend the meeting and will need special assistance or accommodation, please describe your needs on the enclosed proxy card.

By Order of the Board of Directors,

Kathryn H. Shirley
Executive Vice President, Chief Administrative Officer and Secretary

IMPORTANT

Whether or not you plan to attend the meeting in person, please vote using the internet or telephone procedures described on the proxy card or by signing, dating, and promptly returning the enclosed proxy card in the pre-addressed, postage-paid envelope.

DeRidder, Louisiana

April 26, 2024

AMERISAFE, Inc.

2301 Highway 190 West

DeRidder, Louisiana 70634

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) for use at the Company’s 2024 annual meeting of shareholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and the enclosed proxy card are being mailed to shareholders on or about May 2, 2024.

Record holders of the Company’s common stock as of the close of business on April 17, 2024 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 17, 2024, there were 19,135,008 shares of common stock outstanding.

You cannot vote your shares unless you are present at the Annual Meeting or you have properly executed your proxy. You can vote by proxy in one of three convenient ways:

•
by internet: visit the website shown on your proxy card and follow the instructions;
•
by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or
•
in writing: sign, date, and return the enclosed proxy card in the enclosed pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•
delivering a written notice revoking your proxy to the Company’s Secretary at the address above;
•
delivering a new proxy bearing a date after the date of the proxy being revoked; or
•
voting in person at the Annual Meeting.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•
FOR the election of two directors to serve until the 2027 annual meeting of shareholders;
•
FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement;
•
FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and
•
at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2024, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum and are considered present and entitled to vote.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 –	Election of directors	Plurality (that is, the largest number) of the votes cast; provided that any director that does not receive a majority of the votes cast is required to submit his or her resignation	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 –	Advisory vote to approve the Company's compensation of its named executive officers	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter and broker non-votes are not considered votes cast and will have no effect

No. 3 –	Ratification of the appointment of Ernst & Young	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote cast against the matter

The Company pays the costs of soliciting proxies. We have engaged Georgeson, Inc. to serve as our proxy solicitor for the Annual Meeting at a base fee of $10,000 plus reimbursement of reasonable expenses. Georgeson will conduct our broker search, solicit banks, brokers, institutional investors and hedge funds to determine voting instructions, monitor voting and deliver executed proxies to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our annual meeting of shareholders in 2027. This section of the proxy statement contains information relating to the director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee, or NCG Committee and approved by the Board for submission to the shareholders. The nominees for election are Philip A. Garcia and Randall E. Roach each of whom currently serves as a director.

The Board recommends a vote “FOR” the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2027

PHILIP A. GARCIA
Age 67, has served as a director of the Company since 2010

Mr. Garcia serves as Chair of the Audit Committee. He retired from the Erie Insurance Group in April 2009, where he served as executive vice president and chief financial officer for the final 12 years of his 28-year career with that company. Mr. Garcia was a director of Donegal Group Inc. from December 2009 to May 2011.

Mr. Garcia possesses a strong background in financial, accounting and investment management with a publicly traded property and casualty insurance company, as evidenced by his prior service as chief financial officer of Erie Insurance Group. He brings substantial experience in the insurance industry to the Board, including a strategic understanding of the operations of a property and casualty insurance company, as well as an understanding of the current economic and other challenges facing our industry. He is also an inactive certified public accountant. His experience enables him to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules. Mr. Garcia earned his CERT Certificate through NACD by completing the Cyber-Risk Oversight Program in the fall of 2023.

RANDALL E. ROACH
Age 73, has served as a director of the Company since March 2007

Mr. Roach serves as Chair of the NCG Committee. Mr. Roach is an attorney and served as the Mayor of Lake Charles, Louisiana from 2000 until 2017. In 2016 he was also appointed to serve on the legislative task force on Structural Changes in Budget and Tax Policy. Prior to assuming his duties as Mayor, Mr. Roach served as a member of the Louisiana House of Representatives from 1988 thru 1995. He also served as Chairman of the House National Resources Committee in 1994.

As a practicing attorney, Mr. Roach was engaged in the practice of law focusing on real estate, trusts and estate and business law. He is a director of The First National Bank of Louisiana and Financial Corporation of Louisiana. Mr. Roach has also served as an adjunct instructor in the field of Business Law at McNeese State University. His experience enables him to serve on the Audit Committee as an "audit committee financial expert" as defined by SEC rules.

Mr. Roach’s experience as an attorney and as an elected government official brings valuable insight to the Board given that the Company operates in a highly regulated industry. Mr. Roach’s background as an attorney, legislator and government official is particularly helpful in his role as a member of the NCG Committee.

Current directors whose terms expire at the Annual Meeting in 2025

TERI G. FONTENOT
Age 70, has served as a director of the Company since January 2016

Ms. Fontenot served as President and Chief Executive Officer of Woman’s Hospital from 1996 until her retirement in March 2019. Upon her retirement, Ms. Fontenot was named Chief Executive Officer Emeritus. From 2011 to 2013, Ms. Fontenot served on the American Hospital Association Board and was the chair in 2012. Ms. Fontenot has served as a director for AMN Healthcare, a healthcare staffing provider, since September 2019. Ms. Fontenot previously served as a director for LHC Group, Inc., a national provider of in-home health care services, from March 2019 until February 2023.

Ms. Fontenot brings to the Board substantial experience as a former chief executive officer and chief financial officer of healthcare institutions and as chair of an insurance provider for over ten years. Her experience in the healthcare and insurance industries provide her with valuable insight into the issues affecting the Company and our policyholders. She is also an inactive certified public accountant. This experience enables her to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules.

BILLY B. GREER
Age 59, has served as a director of the Company since March 2022

Mr. Greer is Managing Director for PGIM Private Capital, a division of Prudential Financial, a position he has held since 2012. From 2004 until 2011 Mr. Greer served as Senior Vice President of PGIM and Vice President from 1999 until 2004. He is also an inactive certified public accountant.

Mr. Greer possesses deep expertise in the areas of investment management, business development and asset administration. In particular, this experience will enhance the Board’s capabilities with respect to oversight of our investment portfolio.

JARED A. MORRIS
Age 49, has served as a director of the Company since 2005

Mr. Morris served as our lead director from November 2012 until he was appointed Chairman of the Board in April 2016. Since 2002, he has been an officer and a principal owner of Marine One Acceptance Corporation and Dumont Land, LLC, both of which are specialty finance companies. Since 2002, he has also served as an officer of Dumont Management Group, LLC, a privately held company that provides management services to various affiliated finance and investment companies. His experience enables him to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules. He serves on the board of directors of First National Bank of DeRidder.

Mr. Morris is currently our Chairman of the Board, Risk Committee Chair and the former chair of the NCG Committee. In these capacities, he has taken a lead role in developing and maintaining the Company’s corporate governance policies and practices. His experience and training in financial and credit management, as well as business investment, enhances the Board’s business sophistication.

Current Directors whose terms expire at the Annual Meeting in 2026

MICHAEL J. BROWN
Age 60, has served as a director of the Company since November 2014

Mr. Brown serves as Chair of the Compensation Committee. Mr. Brown was President of Regional Banking for First Horizon from July 2020, when First Horizon completed its merger with IberiaBank Corp., until his retirement on December 31, 2021. From September 2009 until July 2020, Mr. Brown was the Vice Chairman and Chief Operating Officer of IberiaBank Corp., managing IberiaBank’s retail and commercial banking operations. From 2001 to 2009, Mr. Brown served as Senior Executive Vice President of IberiaBank Corp. Prior to joining IberiaBank in 1999, Mr. Brown was a managing director with Bank One Capital Markets. Mr. Brown has served as a director of Red River Bank since January 2024.

Mr. Brown’s experience in the financial services industry in a number of the Company’s key markets makes him well qualified to serve as a director of the Company and enables him to serve on the Audit Committee as an “audit committee financial expert” as defined by SEC rules.

G. JANELLE FROST
Age 53, has served as a Director since April 2016

Ms. Frost has served as the Company’s Chief Executive Officer since April 2015 and President since September 2013. Prior to becoming Chief Executive Officer, Ms. Frost served as Chief Operating Officer from May 2013 to April 2015. She served as Executive Vice President and Chief Financial Officer from November 2008 to April 2013 and Controller from May 2004 to November 2008. Ms. Frost has served as a director of the National Council on Compensation Insurance since May 2023. Ms. Frost is the former chair of the board of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta. She has been employed with the Company since 1992.

Ms. Frost’s over 30 years of experience with the Company and her performance in numerous roles with the Company gives her in-depth knowledge of the Company’s business and insurance industry. Her tenure with the Company provides valuable insight about operational and strategic matters impacting the Company.

SEAN M. TRAYNOR
Age 55, has served as a director of the Company since March 2020

Mr. Traynor is currently a general partner of Welsh, Carson, Anderson & Stowe, a private equity investment firm that he joined in March 1999. Mr. Traynor has served as a director for Innovage Holding Corp., a healthcare company, since 2015 and Managed Markets Insights and Technology since 2018. Mr. Traynor has also served as a director for Universal American Financial Corporation, a health insurer, and K2M, Inc., a provider of medical products. Mr. Traynor previously served as a director for the Company from 2001 until 2013.

Mr. Traynor has strong expertise in the insurance and healthcare industries through his role at Welsh, Carson, Anderson & Stowe, which invests in companies in both industries. Mr. Traynor’s experience with companies in these industries provides valuable insight to the Board regarding industry trends that affect the Company.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are submitting the compensation of our named executive officers as disclosed in this proxy statement to our shareholders for an advisory vote (commonly referred to as a "say-on-pay" vote). Our Board has adopted a policy to hold annual advisory votes on executive compensation each year, and our next such advisory vote is expected to occur at our 2025 annual meeting for shareholders.

We encourage shareholders to review the information regarding our compensation practices and decisions as described below under the heading “Compensation Discussion and Analysis.” We seek to offer our employees, including our named executive officers, a competitive pay package that rewards individual contributions, performance and experience with our Company, while aligning the interests of our executive officers and other key employees with those of the Company’s shareholders. The Compensation Committee sets compensation in this manner to help ensure that our compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also helping to ensure a competitive cost structure for our Company.

The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Compensation Committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our named executive officers. We are asking shareholders to approve the following resolution:

"RESOLVED, that the shareholders approve the compensation of the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement."

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. The Board is asking shareholders to ratify this appointment. SEC regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven non-employee directors and one employee director. The Board is divided into three classes, with each class serving three-year terms. The term of one class expires at each annual meeting of shareholders.

Director Compensation

The elements of compensation payable to our non-employee directors in 2023 are briefly described below.

Board Service:
Annual cash retainer	$50,000
Annual restricted stock award	75,000
Board Committee Service:
Chairman annual cash retainer	$45,000
Audit Committee Chair annual cash retainer	20,000
Compensation Committee Chair annual cash retainer	17,500
NCG Committee Chair annual cash retainer	12,500
Risk Committee Chair annual cash retainer (1)	12,500
Annual cash retainer for members of the Audit Committee	7,500
Annual cash retainer for members for the Compensation Committee and NCG Committee	5,000

(1) In 2023, the Chair of Risk Committee did not receive additional compensation for service as Chair of Risk Committee.

Committee Chairs do not receive annual cash retainers for being members of the committees they chair. Directors do not receive additional compensation for serving as committee members of the Risk Committee. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their service as directors. Any director who is an employee of the Company does not receive additional compensation for serving as a director.

The amount of restricted stock granted to each non-employee director is equal to $75,000 divided by the closing price of our common stock on the date of the annual meeting of shareholders at which the non-employee director is elected or continues to be a member of the Board. The shares of restricted stock granted to non-employee directors generally vest at the next annual meeting of shareholders. If a non-employee director is first elected or appointed to the Board at a time other than at an annual meeting of shareholders, the non-employee director is awarded a prorated initial restricted stock grant at that time. Awards to non-employee directors are made under the Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan").

On June 9, 2023, each non-employee director was granted 1,408 shares of restricted stock.

2023 Director Compensation

The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael J. Brown	$75,000	$74,990	$149,990
Teri G. Fontenot	62,500	74,990	137,490
Philip A. Garcia	75,000	74,990	149,990
Billy B. Greer	55,000	74,990	129,990
Jared A. Morris	112,500	74,990	187,490
Randall E. Roach	70,000	74,990	144,990
Sean M. Traynor	60,000	74,990	134,990

__________

1.
The grant date fair value of each award, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”), was $74,990. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions made in determining these values. As of December 31, 2023, each non-employee director held 1,408 shares of restricted stock.

Non-Employee Director Stock Ownership and Retention Guidelines

Our Board recognizes that ownership of common stock is an effective means to align the interests of our directors with those of our shareholders. The following is a summary of our stock ownership and retention guidelines for our non-employee directors.

Non-Employee Director Stock Ownership Guidelines. Non-employee directors are expected to acquire and hold during their Board service shares of our common stock equal in value to at least three times the annual cash retainer paid to our directors, or $150,000. Non-employee directors have five years from their initial election to the Board to meet these ownership guidelines.

Non-Employee Director Retention Guidelines. Directors are expected to continuously own sufficient shares to meet the guidelines once attained. Until a director satisfies the ownership guidelines, the director will be required to hold 75% of the shares of common stock received from any equity award, net of any shares used to pay the tax withholding. If a director attains compliance with the stock ownership guidelines and subsequently falls below the guidelines because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held. All of our current directors satisfy these ownership guidelines other than Mr. Greer who joined the board in March 2022.

The following table provides the equity ownership of each of our non-employee directors as of December 31, 2023, measured in dollars. Ownership was calculated based on a price of $46.78 per share, the closing price of the Company’s common stock on December 29, 2023, the last trading day of the year.

Non-Employee Director	Total Ownership
Michael J. Brown	$423,593
Teri G. Fontenot	$388,368
Billy B. Greer (1)	$147,591
Philip A. Garcia	$1,007,501
Jared A. Morris	$3,776,175
Randall E. Roach	$615,438
Sean M. Traynor	$590,364

__________

1.
Mr. Greer became a director on March 15, 2022. Under our ownership guidelines, Mr. Greer has until March 15, 2027 to satisfy the ownership guidelines.

Corporate Governance

The Board and senior management of the Company believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. Consistent with these principles, the Company has, among other things, adopted:

•
corporate governance guidelines that describe the principles under which the Board operates;
•
a code of business conduct and ethics applicable to all employees;
•
written charters for each of the Board's standing committees;
•
a majority voting and director resignation policy that requires any director nominee who receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election to tender his or her resignation as a director;
•
a clawback policy requiring the recovery of certain incentive-based compensation in the event of a required restatement of the Company’s financial statements;
•
an insider trading policy that:
•
prohibits directors, executive officers, employees and each of their designees from (i) trading in our securities while in possession of material, non-public information, or otherwise using such information for their personal benefits and (ii) hedging or pledging our common stock;
•
a policy that requires directors, executive officers, and certain employees to provide Rule 10b5-1 trading plans to the Company’s Chief Compliance Officer and the Chair of the NCG Committee, for review and clearance prior to entering into such plan;
•
a conflict of interest policy applicable to all employees; and
•
a policy regarding related party transaction oversight and approval.

Our corporate governance guidelines, code of business conduct and ethics, committee charters, majority voting and director resignation policy and certain other governance policies are available on the Company’s website (www.amerisafe.com) in the Investors section. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendment to, or waiver from, its code of business conduct and ethics on its website in the Investor Relations section.

Management regularly meets with shareholders and potential investors. In those meetings, investors and shareholders express their views regarding the Company’s executive compensation practices and corporate governance policies. Management reports to the Board and the NCG Committee regarding the discussions at these meetings. The NCG Committee and the Board periodically review the Company’s corporate governance policies and practices. Based on these reviews, input from shareholders and recommendations from the NCG Committee, the Board adopts changes to policies and practices that it believes are in the best interests of the Company, including complying with any new SEC or Nasdaq listing requirements.

The NCG Committee periodically reviews the Company’s corporate governance policies, taking into consideration, among other things, the views of our shareholders and developments in the governance practices of other public companies.

Corporate Responsibility

AMERISAFE is defined by its corporate culture of helping to provide security for employers and their injured employees through the insurance coverage and services we offer, by paying claims to injured workers promptly and fairly during their time of need, by encouraging and supporting our employees to be actively engaged in the communities in which they live, investing in our employees and minimizing the impact we have on the environment. AMERISAFE manages its business with the goal of responsibly delivering long-term value to all of the Company’s stakeholders by adhering to the philosophy that good stewardship is good business.

Our NCG Committee is primarily responsible for oversight of the Company's policies and disclosures related to environmental, safety, corporate social responsibility, and corporate governance matters and coordinates with the Risk Committee with respect to such risks as appropriate. Our Compensation Committee is responsible for oversight of human capital and diversity, equity, and inclusion matters. We publish sustainability disclosures on our website aligned with both the Sustainability Accounting Standards Board (SASB) Insurance Industry Standard and the Task Force on Climate - related Financial Disclosure (TCFD) framework. In 2022, we published our inaugural Sustainability Report, which followed and expanded upon our initial SASB and TCFD framework disclosures. We encourage shareholders to visit the Sustainability section of our website (www.amerisafe.com) to view our Sustainability Report.

Below are highlights regarding our sustainability practices.

Workforce Inclusion. With the support of our Board of Directors, we are committed to enhancing diversity at AMERISAFE. We strive to promote inclusion through our Company values and behaviors, and aim to lead by example. The unique differences of each individual are representative of our exceptional workforce, where service to each other is the foundation of service to our customers. Two of our eight directors are women, one director is African American and one director is Hispanic. Approximately 62% of our current workforce is female and 38% male. Women represent 54% of AMERISAFE’s leadership (defined as vice president level and above), including our CEO. In terms of racial and ethnic diversity, we believe our workforce and board demographics are representative of our geographic location, but we remain focused on enhancing our diversity, equity and inclusion strategy. Further, we train our employees on diversity, equity and inclusion, unconscious bias and workplace harassment.

Sustainability Factors in Investment Management Strategies. We are heavily regulated, and our investment policy statement must comply with applicable laws. Our Board has established an investment strategy governing our investments, which is reviewed at least annually. The principal objectives of our investment strategy are to preserve capital and surplus and to maintain appropriate liquidity for corporate requirements. Our Board understands the importance of sustainability factors in our investment policy and works with our management-level investment committee to assess and incorporate relevant considerations into our investment strategy.

Environmental. As a monoline workers' compensation insurer, we do not have the same exposure to weather-related events as property and casualty insurers. Currently, our Enterprise Risk Management program, led by our Chief Risk Officer, assesses climate-related risks in terms of the potential impact on the industries of our policyholders and their employees. However, given our focus on high-risk industries, we recognize the need to take into account certain geographic metrics in assessing our exposure to climate related factors as they affect the risks we insure. In addition, we recognize we have some operational risk in light of our Louisiana headquarters and have an internal Disaster Recovery Plan in place to mitigate this risk.

The Communities We Serve. We actively engage and support local communities through numerous charitable and social organizations in the communities in which we operate. We believe that this commitment helps in our efforts to attract and retain employees. To encourage a culture of giving back to communities in which we operate, the Company allows all employees paid time off for volunteer activities. In 2023, AMERISAFE volunteers spent a total of 323 paid hours volunteering.

In 2022, we launched an Impact Committee to help the company focus our charitable giving and corporate volunteering efforts. The Impact Committee is comprised of employees at various levels of the company, different departments, and locations. It is responsible for selection of recipients of monetary donations over the course of each calendar year, as well as coordinating volunteer opportunities for employees to engage within the communities we serve.

Protecting the People We Serve. Protecting the people we serve is what matters most. We employ Field Safety Professionals or FSPs with first-hand experience in the industries that we underwrite. With FSPs deployed around the country, we strive to ensure that workers are safe by providing a clear observation of safety practices with verbal and written recommendations for improvement. Even prior to underwriting a policy, we conduct thorough safety visits that focus on a policyholder’s operations, loss exposures and existing safety controls to prevent potential losses. Our safety visits consider employee experience, turnover, training, previous loss history and corrective actions, workplace conditions, equipment conditions and the use of fall protection, respiratory protection or other safety devices. In 2023, 93.4% of new voluntary business policyholders were subject to a pre-quote safety inspection which assists in loss prevention.

In addition to these in-person safety trainings, we provide our policyholders with online resources for education and training that are available 24/7. We believe our safety visits and safety training help protect workers and prevent catastrophic workplace accidents. Employers value us for being their safety partners and our agents value the depth of our safety resources. Our mission of providing quality insurance services to our customers is reflective of our commitment to the health and safety of our employees and policyholders.

One of the best performance indicators of our Safety Department and initiatives is the growing number of AMERISAFE policyholders reaching multi-year milestones with no reportable claims. At year-end 2023 we awarded 445 policyholders with safety awards for 5, 10, 15, or 20 years without claims.

Customer-focused Approach. We are proud of our personal, high-touch model with policyholders. In the event of a claim, our adjusters are on the ground working with injured workers generally within 48 hours of the filed claim. We are physically there to represent the injured worker, walk them through the claims process, and improve the quality of their outcomes. One adjuster is solely responsible for each injured worker and the claim loads of our adjusters are less than half that of other peers. To further ensure the best experience possible for the policyholder and injured worker, our claims adjusters are supported by Nurse Case Managers and other knowledgeable resources so the adjuster can be dedicated to the needs of the injured worker. Our customer-focused approach allows us to provide high quality of service focused on expedient recovery and early return to work. Our customer retention rate is over 90%.

Our Employees. The retention, growth, and development of our employees is critical to our success. We believe our average employee tenure of 10.8 years speaks to our successful efforts on these fronts.

We are committed to the health, safety and wellness of our employees, as the success of our business is fundamentally connected to the well-being of our people. Our benefit offerings are designed to meet the varied and evolving needs of a diverse workforce.

We provide employees with a 401K plan with company matching contributions, health insurance plans, dental, vision and other employee benefits. We also provide employees time off for annual wellness exams, a floating holiday and leisure day, reimbursements of health club memberships, confidential counseling services, regular wellness luncheons and an annual health fair to promote a culture of wellness. The Company has also established an endowment to provide scholarships to dependents of our employees and members of the community in which we do business, recognizing the importance of educating future generations. We maintain a partnership with the Baton Rouge Area Foundation to provide tax-free assistance to employees that have experienced a catastrophic event through an employee assistance fund. In addition to funding provided by the Company, this fund also allows employees to make a monetary donation to assist their fellow employees.

In 2023, we conducted an employee engagement survey, during which employees generally expressed that they believe they have resources and training needed to do their jobs, and that their roles made good use of their skills and abilities.

Board Leadership

The Board has appointed Jared A. Morris as Chairman of the Board. As Chairman, his key responsibilities include:

•
calling meetings of directors and independent directors;
•
presiding at the annual meeting, meetings of the Board, including executive sessions of the independent directors;
•
acting as liaison between the board and management;
•
overseeing the preparation of proxy materials;
•
working with the NCG Committee to ensure proper committee structure, including reviewing committee and committee chair assignments, and the effectiveness of the Board;
•
approving the quality, quantity, appropriateness and timeliness of information sent to the Board as well as setting meeting agendas;
•
facilitating the Board’s approval of the number and frequency of Board and committee meetings as well as meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•
any such other actions or duties deemed necessary by the Board.

Our Corporate Governance Guidelines do not require that the roles of Chairman of the Board and Chief Executive Officer be held by different persons, as the Board believes that effective board leadership structure depends on the experience, skills and personal interaction among individuals in leadership roles. These leadership roles are currently filled separately by our non-executive Chairman of the Board, Jared A. Morris, and by our Chief Executive Officer, G. Janelle Frost. The Board believes this leadership structure affords the Company an effective combination of management and non-management experience, continuity and independence that currently serves the Board and the Company well.

Director Independence and Attributes

As part of the Company’s corporate governance guidelines, the Board has established a policy requiring a majority of the members of the Board to be independent, as that term is defined in the Nasdaq listing requirements. The Board has determined that each of its current non-employee directors, Mr. Brown, Ms. Fontenot, Mr. Garcia, Mr. Greer, Mr. Morris, Mr. Roach and Mr. Traynor, is independent of the Company and its management within the meaning of the Nasdaq listing requirements.

The following matrix presents the skills and experiences of each of our directors and our Board diversity statistics in accordance with Nasdaq Rule 5606, in each case as of April 17, 2024 and as self-disclosed by our directors. While the Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules), as we pursue future Board recruitment efforts, our NCG Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse races and ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

	Brown	Fontenot	Frost	Garcia	Greer	Morris	Roach	Traynor
Skills and Experience
Executive Leadership	✓	✓	✓	✓		✓	✓
Financial/Accounting	✓	✓	✓	✓	✓	✓	✓	✓
Human Resources/Compensation	✓	✓	✓			✓	✓	✓
Strategic Planning/Oversight	✓	✓	✓	✓	✓	✓		✓
Innovation/Technology/Cybersecurity				✓				✓
Enterprise Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance and Sustainability	✓	✓	✓	✓	✓	✓	✓	✓
Marketing/Sales	✓				✓	✓		✓
Tenure and Independence
Tenure (years)(1)	9	7	7	14	2	19	17	4
Independence	✓	✓		✓	✓	✓	✓	✓
Gender Identity
Male	✓			✓	✓	✓	✓	✓
Female		✓	✓
Demographics
Age	60	70	53	67	59	49	73	55
African American or Black					✓
Hispanic				✓
White	✓	✓	✓			✓	✓	✓

__________

1.
Board tenure reflects service on the Board since the Company’s initial public offering in 2005.
2.
To see our Board Diversity Matrix as of April 28, 2023, please refer to our proxy statement for our 2023 Annual Meeting of Shareholders, filed with the SEC on April 28, 2023.

Board Meetings

The Board held five meetings during 2023. Each director serving on the Board in 2023 attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Under the Company’s corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of Board committees on which he or she serves.

Annual Meetings of Shareholders

The Company’s directors are encouraged to attend our annual shareholder meetings, but we do not currently have a policy relating to directors’ attendance at these meetings. Seven of our eight directors attended our 2023 annual meeting of shareholders, either in person or by teleconference.

Audit Committee

The Audit Committee currently consists of Mr. Garcia (Chair), Mr. Brown, Ms. Fontenot, Mr. Morris and Mr. Roach. The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The functions and responsibilities of the Audit Committee include:

•
reviewing, monitoring and assessing the Company’s policies and compliance procedures with respect to business practices, including the adequacy of the Company’s internal controls over accounting and financial reporting;
•
engaging the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;
•
pre-approving and approving any non-audit engagements with the Company’s independent registered public accounting firm;

•
reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;
•
reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
•
reviewing and discussing with management the findings and recommendations of the independent registered public accounting firm;
•
discussing with the independent registered public accounting firm the conduct of the annual audit, including management’s response;
•
overseeing compliance with applicable legal and regulatory requirements and the Company’s Code of Conduct, including obtaining applicable reports and assurances;
•
reviewing with the Company’s internal auditor the plans and scope of audit activities and the annual report of audit activities, examinations and related results;
•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•
establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
reviewing the appointment and replacement of the Company’s internal audit officer and any third party internal audit service provider;
•
discussing risk assessment and management policies and the Company’s financial risk exposure;
•
discussing with the Company’s general counsel any legal matters that may have a material impact on the Company’s financial statements or compliance policies;
•
approving related party transactions exceeding $50,000 in aggregate value;
•
reviewing the adequacy of the Audit Committee charter on an annual basis; and
•
preparing the Audit Committee report to be included in our annual proxy statement.

The Audit Committee met six times during 2023. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and the Board has also determined that Mr. Brown, Ms. Fontenot, Mr. Garcia, Mr. Morris and Mr. Roach each meet the requirements of an “audit committee financial expert” as defined by SEC rules. The Board has determined that each member of the Audit Committee is “independent” as defined in the Nasdaq listing requirements and SEC requirements relating to the independence of audit committee members. The Audit Committee has the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties.

Compensation Committee

The Compensation Committee currently consists of Mr. Brown (Chair), Mr. Garcia, Mr. Greer, Mr. Morris and Mr. Traynor. The Compensation Committee has sole authority for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and the members of the Board. The Compensation Committee may delegate its responsibilities to a subcommittee comprised of Compensation Committee members. The functions and responsibilities of the Compensation Committee include:

•
reviewing, determining and approving, at least annually, corporate goals and objectives relevant to the compensation of the Company’s executive officers;
•
evaluating the performance of and determining the compensation for the Company’s executive officers, including its chief executive officer;
•
administering and making recommendations to the Board with respect to the Company’s equity and incentive compensation plans;

•
performing a risk assessment of the Company’s compensation plans and policies;
•
overseeing regulatory compliance with respect to compensation matters;
•
reviewing and approving employment or severance arrangements with the Company’s executive officers;
•
overseeing the Company’s policies and practices relating to human capital and workforce diversity matters;
•
reviewing director compensation policies and making recommendations to the Board;
•
engaging, and determining the independence of, any compensation consultant;
•
reviewing compliance with the Company’s stock ownership guidelines by our executive officers;
•
reviewing the adequacy of the Compensation Committee charter on an annual basis; and
•
reviewing and approving the Compensation Discussion and Analysis and the Compensation Committee Report to be included in our annual proxy statement.

The Compensation Committee met five times during 2023. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing requirements.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. For more information regarding the role of our executive officers and the Compensation Committee’s independent compensation consultant in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The NCG Committee currently consists of Mr. Roach (Chair), Ms. Fontenot, Mr. Morris and Mr. Greer. The functions and responsibilities of the NCG Committee include:

•
developing and recommending corporate governance principles and procedures applicable to the Board and the Company’s employees;
•
recommending committee composition and assignments;
•
identifying individuals qualified to become directors;
•
recommending director nominees;
•
recommending whether incumbent directors should be nominated for re-election to the Board;
•
reporting, at least annually, on succession planning, including appropriate contingencies in case our Chief Executive Officer retires, resigns or is incapacitated;
•
reviewing any possible conflicts of interest of directors or management;
•
providing oversight of the Company’s policies, strategies and programs related to environmental, social and corporate governance matters relevant to the Company, in coordination with the Company’s other committees as appropriate;
•
reviewing the adequacy of the NCG Committee charter on an annual basis; and
•
overseeing, at least annually, an evaluation of the performance of the Board and the Company’s management in relation to the Company’s corporate governance guidelines.

The NCG Committee met four times during 2023. The Board has determined that each member of the NCG Committee is independent under the Nasdaq listing requirements.

The NCG Committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The NCG Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•
whether the nominee is “independent” as determined in accordance with the rules promulgated by the SEC, the Nasdaq listing requirements and the Company’s corporate governance guidelines;
•
the ability and willingness to participate in Board activities, including attendance at, and active participation in, Board and committee meetings;
•
the ability and willingness to represent the best interests of all of the Company’s shareholders;
•
personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community, insurance industry and otherwise;
•
increasing the diversity of viewpoints, backgrounds and experiences in addition to those of existing directors and other nominees;
•
consistent demonstration of integrity;
•
the ability to exercise sound business judgment;
•
current knowledge and relationships in the markets and regions in which the Company does business and in the insurance industry and other industries relevant to the Company’s business;
•
reputation in a particular field or area of expertise; and
•
the skills and personality of the nominee and how the committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board that is collegial and responsive to the needs of the Company and its shareholders.

The NCG Committee will also consider other criteria for director candidates included in its committee charter, the Company’s corporate governance guidelines or as may be established from time to time by the Board. The NCG Committee has not adopted a separate policy pertaining to the consideration of diversity in the selection of nominees to the Board; however, as noted above, diversity is one factor considered by the NCG Committee in evaluating director candidates. The NCG Committee will identify nominees based upon recommendations by committee members or other Board members, members of the Company’s management or, as discussed below, by shareholders of the Company. Upon identifying a potential nominee, members of the NCG Committee will interview the candidate, and based upon that interview, make a recommendation to the Board.

Shareholder Recommendations. The Company has adopted a policy regarding shareholder recommended director candidates, a copy of which is available on the Investors section of the Company’s website. Consistent with this policy, the NCG Committee will evaluate director candidates recommended by a shareholder according to the same criteria as a candidate identified by the NCG Committee.

Shareholders may recommend candidates at any time, but to be considered by the NCG Committee for inclusion in the Company’s proxy statement for the next annual meeting of shareholders, recommendations must be submitted in writing no later than 150 calendar days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. A shareholder’s notice must contain the following:

•
the name of the shareholder recommending the director candidate for consideration, the name of the director candidate, and the written consent of the shareholder and the director candidate to be publicly identified;
•
a written statement by the director candidate agreeing to be named in the Company’s proxy materials and to serve as a member of the Board (and any committee of the Board to which the director candidate is assigned to serve by the Board) if nominated and elected;

•
a written statement by the shareholder and the director candidate agreeing to make available to the NCG Committee all information reasonably requested in connection with the NCG Committee’s consideration of the director candidate; and
•
the director candidate’s name, age, business and residential address, principal occupation or employment, number of shares of the Company’s common stock and other securities beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments and all other information relating to the director candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Exchange Act, SEC rules and the listing requirements and other criteria established by Nasdaq.

The shareholder’s notice must be signed by the shareholder recommending the director candidate for consideration and sent to the following address: AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary (Nominating and Corporate Governance Committee Communication/Director Candidate Recommendation).

Risk Committee and Risk Management

The Board views risk management as one of its primary oversight responsibilities. The Board initially formed the Risk Committee in 2010. The Risk Committee’s charter provides that all members of the Board are members of the Risk Committee. Mr. Morris serves as chair of the Risk Committee and establishes the agenda for the meetings. Risk Committee members periodically receive presentations on risk-related topics from the Company’s management. The Risk Committee assists the Board in exercising its oversight of certain risks that could have a material impact on the Company. In performing this oversight function, at least annually and more frequently as may be appropriate, the Risk Committee meets with Company management to review the following:

•
Enterprise Risk Management. Oversee the implementation, execution, and performance of the Company’s enterprise risk management program;
•
Retention Levels and Reinsurance. Review the strategies, processes, and controls pertaining to the Company’s determination of appropriate levels of retention of insured risk and appropriate levels and types of reinsurance for its insurance subsidiaries, as well as the financial strength of the reinsurers with whom the Company conducts business;
•
Business Continuity Plan. Review the strategies, processes, and controls pertaining to business continuity and executive crisis management for the Company and its business operations; and
•
Cybersecurity Practices. Review the Company’s strategies, governing and management framework, security principles, training and evaluations for cybersecurity threats;

The Risk Committee also coordinates with the Company’s other committees regarding risks stemming from matters over which these other committees have primary oversight responsibility, such as the Audit Committee's oversight of risks arising from financial reporting and controls, the Compensation Committee's oversight of risks related to compensation, and the NCG Committee's oversight of risks related to environmental, social, and governance matters relevant to the Company. Further, on an ad hoc basis, and as otherwise directed by the Board, the Risk Committee reviews specific operational segments of the Company that may pose unusual and significant risks that could have a material impact on the risk profile of the Company.

The Risk Committee met four times in 2023. The Risk Committee has the authority to select, retain, terminate, and approve the fees and other terms of retention of special counsel, experts and consultants. The Risk Committee also has direct access to all Company employees.

Succession Planning

Our Board considers the evaluation of management and succession planning to be one of its most important responsibilities. The Board’s goal is to have a long-term program for effective senior leadership and development, with appropriate contingencies in case our chief executive officer, or any of our other executive officers, retires, resigns or is incapacitated.

In the Board’s succession planning program, internal candidates for the executive positions, including the chief executive officer, are identified and evaluated based on criteria considered predictive of success at the senior management level. This program incorporates 360 reviews and related evaluations for each individual. The assessment includes a development plan, including executive coaching, for each individual.

Our Corporate Governance Guidelines provides that the NCG Committee report to the Board on succession planning at least annually. The chief executive officer is responsible for advising the Board regarding her recommendations and evaluations of potential successors, together with a review of any development plans for these individuals. The Board, with the assistance of the NCG Committee, evaluates potential successors to the CEO, as well as other members of senior management.

Communications with the Board

Any shareholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-employee directors or a specific director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives, as well as the analysis that the Compensation Committee (referred to in this CD&A as the “Committee”) performed in setting executive compensation. It discusses the determination of how and why, in addition to what, actions were taken by the Committee with respect to compensation for each of our named executive officers during 2023 (our "NEOs"). Those individuals are:

•
G. Janelle Frost, President and Chief Executive Officer
•
Anastasios G. Omiridis, Executive Vice President and Chief Financial Officer
•
Vincent J. Gagliano, Executive Vice President and Chief Risk Officer
•
Kathryn H. Shirley, Executive Vice President, Chief Administrative Officer and Secretary
•
Raymond F. Wise, Executive Vice President and Chief Sales Officer (as of July 2023)

Executive Summary

Recent Company Performance

We are a holding company that markets and underwrites workers’ compensation insurance through our insurance subsidiaries in 27 states. The workers' compensation industry experienced further rate declines in 2023, which further pressured our topline. The Company generated solid operating performance for the full year, with net income of $62.1 million and a combined ratio of 85.9%. Our earnings per diluted share were $3.23, and our return on average equity was 20.4%, compared with $2.88 and 15.5% in 2022. Total shareholder return was (0.9)% in 2023, compared to the P&C Small-Cap Index of 5.64%. The Company’s average annual total shareholder return for the three-year and five-year periods ended December 31, 2023 was 2.6% and 4.7%, respectively. The P&C Small Cap Index average annual return for the three and five-year periods ended December 31, 2023 was 3.80% and 4.18%, respectively.

The Company also measures its performance by tracking its growth in book value per share plus dividends paid to shareholders. In 2023, this growth was $3.57 compared to a starting book value per share of $16.57, for a change of 21.6%. For the three years ended in 2023, this growth was $7.84 off a starting book value of $22.70, for a compounded annual growth rate of 10.4%. For the five years ended in 2023, this growth was $18.36 off a starting book value of $21.26, for a compounded annual growth rate of 13.3%.

In 2023, the Company paid regular quarterly dividends of $1.36 per share in the aggregate and an extraordinary dividend of $3.50 per share, or total dividends of $4.86 per share. Effective February 2024, the Board of Directors increased the regular quarterly dividend from $0.34 per share to $0.37 per share, an increase of 8.8%. Although the Board presently intends to pay a regular quarterly dividend, dividends are considered each quarter for approval.

Changes to our Executive Compensation Program Beginning in 2023

During 2022, the Committee engaged McLagan, an AON Hewitt Company, its independent compensation consultant, to review our annual and long-term incentive program designs. In early 2023, after considering McLagan's recommendations, the Committee approved the following changes to our incentive compensation programs, effective beginning with 2023 compensation, designed to improve the market competitiveness of the programs and strengthen the link between such programs and our key business objectives and to align with shareholder returns:

Annual Incentive Compensation ("AIP")
•
Increased AIP target awards as a percentage of salary for all executive officers (other than our CEO and CFO) from 35% to 45% to better align pay opportunities with market practices.
•
Incorporated pre-established Company performance measures and goals, with reduced focus on individual goals. These Company performance measures determined 80% of our CEO's payout under the AIP, with the remaining 20% being determined by individual performance measures. For each of our other named executive officers, Company performance metrics represented the majority of quantitative goals. The Company performance measures and goals will be established by the Committee each year to support the Company's business objectives.
•
For the 2023 AIP, the Company performance measures were growth in premiums written and combined ratio.

Long-Term Equity-Based Compensation ("LTIP")
•
Increased target awards as a percentage of salary for all executive officers (other than our CEO) from 55% to 60% to better align target pay opportunities with peer group practices.
•
Simplified the performance award element of our LTIP by focusing on a single, Company performance goal and measuring such goal on an absolute basis instead of a relative basis compared to a peer group. The performance goal for the 2023 performance award is average return on equity, measured on an absolute basis over a three-year performance period.
•
In addition to the performance award (representing 70% of the target LTIP award), incorporated a time-based restricted stock unit ("RSU") award (representing 30% of the target LTIP award) to better align with market practices and provide a retentive component to our program.

Compensation Best Practices

The Committee annually reviews and periodically modifies our executive compensation program to retain and attract top executive talent to the Company and ensure that our program is both aligned with the interests of our shareholders and meets evolving governance standards. The following highlights some of the compensation and governance best practices that are part of our program:

•
Performance-Based Annual Incentive Awards —Our AIP rewards our executives for achievement of pre-established Company and individual performance goals.
•
Majority of LTIP Awards are Performance-Based—A majority of the awards under our LTIP for executive management are in the form of performance awards that reward financial performance.
•
No Tax “Gross-Ups”—We do not provide any tax “gross-up” payments in connection with compensation or other benefits provided by the Company.
•
Clawback Policy—Incentive-based compensation for our named executive officers is subject to a Nasdaq-compliant compensation recoupment policy that requires the Committee to seek recovery of covered incentive-based compensation if there is a required restatement of the Company’s financial statements.

•
Independent Compensation Consultant—The Committee engages an independent compensation consultant to prepare surveys of executive officer and director compensation based on a peer group comprised of publicly traded companies.
•
Double Trigger Severance Payments—The employment agreements with our executive officers do not provide for single trigger cash payments upon a change in control; our executives are entitled to severance only upon certain circumstances as the result of a termination of employment, and these payments are the same whether or not the termination is related to a change in control.
•
Double Trigger Vesting—Awards under our LTIP only vest in connection with a change in control if the executive experiences a qualifying termination of employment.
•
Risk Review—The Committee conducts an annual risk review of the Company’s executive compensation program, policies and practices.
•
Oversight of 10b5-1 Plans—The Board adopted 10b5-1 policies and procedures, which include Board oversight of 10b5-1 plan transactions.
•
Independent Advisors—The Committee helps ensure the independence of all Committee advisors by limiting the advisors ability to perform other services for the Company.
•
Anti-Hedging and Anti-Pledging Policies—The Company prohibits its executives, directors and employees from hedging or pledging Company securities.
•
Stock Ownership and Holding Requirements—Our executive officers are required to maintain certain levels of ownership of Company securities and are required to hold all shares received as compensation until the applicable guideline amount is achieved (net of shares used or sold to pay the exercise price or tax withholding). After meeting the applicable guideline, our executive officers are required to hold 20% of the shares received as compensation (net of shares used or sold to pay the exercise price or tax withholding).

Compensation Program Objectives

Our compensation program is intended to attract, retain and motivate the key people necessary to enable our Company to operate effectively and profitably over the long-term. The Committee believes that executive compensation should align the interests of the Company’s executives and other key employees with those of the Company and its shareholders. Our compensation program is also designed to differentiate compensation based upon individual contribution, performance and experience with our Company.

In establishing compensation, the Committee seeks to provide employees, including our executive officers, with a competitive total compensation package. The Committee sets compensation in this manner to ensure that our compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for our Company.

Compensation Processes

Our compensation program for executives is designed and implemented under the direction of the Committee, which is currently comprised of the following five independent directors: Mr. Brown (chair), Mr. Garcia, Mr. Greer, Mr. Morris, and Mr. Traynor.

2023 Advisory Vote on Executive Compensation

At our annual meeting of shareholders in June 2023, more than 99% of the votes cast on the say-on-pay proposal were in support of our named executive officer compensation. The Committee considered the results of this advisory vote and believes the results affirm shareholder approval of the Board’s approach to the Company’s executive compensation program. As noted above the Committee is continually evaluating our executive compensation and has made changes in the past few years to further align the program with our shareholders’ interests, our business objectives, and to take into consideration the results of market surveys and other information prepared by the Committee’s compensation consultant.

Role of Compensation Consultant

Since early 2012, the Committee has engaged McLagan as its independent compensation consultant. Pursuant to Company policy, McLagan does not provide services to the Company other than the consulting services it provides to the Committee. The Committee is solely responsible for the appointment, compensation and oversight of the compensation consultant.

McLagan attends Committee meetings, when requested by the Committee, prepares executive compensation surveys, and generally advises on executive compensation matters including the peer group composition for purposes of the surveys, pay levels and pay composition, and AIP and LTIP design. McLagan also provides market data, analysis, and advice regarding the CEO and executive officer compensation to the Committee as well as director compensation surveys and advice. As required by SEC rules, the Committee assessed the independence of McLagan and concluded that McLagan’s work did not raise any conflicts of interest.

Compensation Surveys

McLagan conducted the most recent executive compensation survey in 2022 ("2022 Survey") which focused primarily on AIP and LTIP design changes to our compensation program discussed above for 2023. In the fall of 2022, the Committee also reviewed the 2021 Executive Compensation Review Survey, ("2021 Survey"), when setting 2023 compensation levels for our executives.

The 2021 Survey compared the compensation for our executive officers against a peer group of 15 publicly traded insurance companies. McLagan used Company target compensation for 2021 and peer group compensation data for 2020 in its preparation of the 2021 Survey. The Committee reviewed the 2021 and 2022 Survey results in assessing the level of salary and AIP and LTIP target award opportunities for our executives and approving changes to the target compensation levels and AIP and LTIP design for our executive officers in 2023.

Peer Group. The Committee used a rigorous process to select peer companies for comparing executive pay, which included ranking the companies by premiums written, total revenue, combined ratio, lines of insurance business, multi-line versus mono-line property-casualty insurer, number of states doing business in, and investment mix. With the assistance of McLagan, the Committee selected the 15 publicly traded companies identified below as its peer group for the 2021 Survey, compared to the peer group used in the 2019 Survey, two prior companies have been removed and two new companies were added based on selection criteria.

• Atlantic American Corp.	• Kingstone Companies, Inc.
• Donegal Group	• NI Holdings, Inc.
• Employers Holdings, Inc.	• Palomar Holdings, Inc.
• Global Indemnity Limited	• Proassurance
• Hallmark Financial Services	• Protective Insurance Corporation
• Heritage Insurance Holdings, Inc.	• Safety Insurance Group
• James River Group Holdings	• United Fire Group, Inc.
• Kinsale Capital Group, Inc.

The results of the 2021 Survey indicated that the Company’s target annual and long-term incentive opportunities were generally below market and represented a lower percentage of total direct compensation than that provided by the Company's peer group. The Committee uses survey data as a market reference to assess the competitiveness of our compensation programs and does not mandate target ranges for our named executive officers' salaries, AIP opportunities, LTIP opportunities, or total direct compensation levels as compared to the peer group. The Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.

Role of Management

Our chief executive officer, Ms. Frost, makes recommendations with respect to changes in base salary for our executive officers, other than for herself. She also makes recommendations regarding the level of achievement of individual performance goals under our AIP by each executive officer other than herself. Although the Committee considers the recommendations of Ms. Frost, the Committee makes all final determinations regarding executive compensation. Ms. Frost is not present when the Committee discusses or determines her compensation.

Risk Assessment

The Committee annually considers the risk to the Company of the design and objectives of its executive compensation programs through review of the compensation surveys provided by McLagan. Weighting the premium growth factor too heavily in the annual and long-term incentive programs is an example of creating unintentional outcomes by incentivizing management to make decisions that may adversely impact business performance, as growing premium too rapidly could result in poor underwriting results and ultimately affect the financial strength of the Company.

The Committee recognizes that the design and objectives of the executive compensation programs are based on assumptions that may later be determined to be inaccurate which could present a risk of loss of key personnel resulting in disruption of our operations and adverse effects on our business. Competition for executive management is present within the industry and there is a risk that an uncompetitive compensation program would not serve to retain key employees. We have determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes the current relative weighting of the metrics in the annual and long-term incentive programs are appropriately balanced to attract, retain and motivate key employees as well as align with shareholder interests.

Overview of Executive Compensation Program

The principal components of our executive compensation program provide for a combination of fixed and variable compensation. In addition to the principal components, we also provide our executive officers with broad-based employee benefits, certain severance benefits and limited perquisites. For 2023, the principal components, which we refer to as our named executive officers’ total direct compensation, are summarized as follows:

2023 Executive Compensation Program at a Glance

Compensation Element	Characteristics
Base Salary	• Fixed cash compensation • Reviewed annually, and upon promotion or upon a change in job responsibilities • Used in determining target awards for incentive compensation
AIP
•
Annual variable cash compensation based on Company performance metrics (80%) and pre-established individual qualitative leadership objectives (20%) for our CEO and for each of our other named executive officers, Company performance metrics represented the majority of quantitative goals.
•
Target award is a percentage of base salary—for 2023, these percentages are 60% for our CEO and CFO and 45% for each of our other named executive officers
•
Maximum payout is 150% of the target award

LTIP
•
Target LTIP award is a percentage of base salary—110% for our CEO and 60% for each of our other named executive officers
•
Includes performance awards (70% of target LTIP) and time - based RSUs (30% of target LTIP), each payable in shares of common stock following a three-year performance or vesting period.
•
Performance awards are earned based on the Company's average return on equity for the performance period measured against pre - established targets, with a maximum payout of 150% of the target award.

The table below summarizes our named executive officers’ target direct compensation approved for 2023 as well as the percentage of total target direct compensation represented by each component. As noted, over a majority of our chief executive officer’s and a substantial portion of each of our other NEO's total target direct compensation is at-risk and based on achievement of individual and Company performance objectives. The actual base salary received, the actual AIP award earned for 2023 and the grant date value of LTIP awards, as well as certain other compensation amounts, are reflected in “Executive Compensation— 2023 Summary Compensation Table.”

	2023 Base Salary		2023 Target AIP Award		2023 Target LTIP Award		2023
Executive	$	% of Total	$	% of Total	$	% of Total	Total Target Compensation
G. Janelle Frost	$722,000	37%	$433,200	22%	$794,200	41%	$1,949,400
Anastasios G. Omiridis	$450,000	46%	$270,000	27%	$270,000	27%	$990,000
Vincent J. Gagliano	$385,000	52%	$153,450	21%	$204,600	28%	$743,050
Kathryn H. Shirley	$315,000	49%	$141,750	22%	$189,000	29%	$645,750
Raymond F. Wise (1)	$375,000	52%	$168,750	23%	$182,250	25%	$726,000

__________

(1) Mr. Wise joined the Company as our Executive Vice President and Chief Sales Officer effective July 24, 2023. In connection with his appointment, the Committee approved an initial base salary of $375,000 and target AIP and LTIP awards; for 2023, such awards were prorated based on length of employment during 2023. The amounts in the table above do not reflect such pro-ration. The amounts in the table above also do not include his special initial award of RSUs with a targeted grant date value of $750,000 and his $100,000 cash sign-on award.

Base Salary. Base salaries are determined on the basis of management responsibilities and level of experience, as well as internal and market comparisons. In setting base salaries for our executive officers, the Committee seeks to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at our peer companies.

The following adjustments were made to the annual base salaries of certain of our named executive officers in March 2023 to bring each such executive's base salary closer to the market median.

Executive	2023 Base Salary	2022 Base Salary	Percentage Increase
G. Janelle Frost	$722,000	$701,000	3.0%
Anastasios G. Omiridis (1)	$450,000	$450,000	0.0%
Vincent J. Gagliano (2)	$385,000	$331,000	16.3%
Kathryn H. Shirley	$315,000	$305,000	3.3%
Raymond F. Wise (3)	$375,000	$—	N/A

__________

(1) Mr. Omiridis joined the Company in September 2022. Therefore, there was no adjustment to his base salary for 2023.

(2) Mr. Gagliano's base salary increase recognized his assumption of additional management responsibilities for our Underwriting and Safety departments.

(3) Mr. Wise joined the Company in July 2023.

Annual Incentive Compensation. The Committee believes that annual incentive compensation is an important element of the total compensation of each executive officer. As discussed above, in 2023, the Committee redesigned our AIP to provide for payouts based primarily on achievement of quantitative Company performance goals across the executive management team.

2023 Annual Incentive Compensation. In February 2023, the Committee approved target award opportunities under the AIP for each executive officer employed at the time equal to a percentage of each executive’s base salary. These targets represented an increased target value for all executive officers (other than our CEO and CFO) from 35% to 45% to better align pay opportunities with market practices as reflected in the 2021 Survey.

In 2023, the performance goals established were both quantitative and qualitative for all of the NEOs, including Ms. Frost. The quantitative goals were designed to support the long-term objective of policy growth and were based on rigorous goals with respect to growth in premiums written and combined ratio to focus management's efforts on improving Company performance in a declining rate environment. The Company performance metrics were weighted 80% for our CEO and represented the majority of the weighting for our other named executive officers. With the new addition of these two Company performance metrics in the AIP in 2023, the Committee also adjusted the 2023 LTIP performance award metric to avoid overlap with the AIP in future years. Each executive was also evaluated on pre-established individual qualitative leadership objectives, which for Ms. Frost focused on her leadership of the senior management team and for our other executive officers focused on completion of individual special projects.

For purposes of the 2023 AIP awards, the Company performance metrics were as follows:

AIP Metrics	Description
Combined Ratio

Defined as standard industry profitability measure and is calculated as the sum of:

  (1) incurred losses divided by net premiums earned

  (2) underwriting expenses divided by net premiums earned; and

  (3) dividends to policyholders divided by net premiums earned

Growth in Premiums Written	Defined as the year-over-year growth in gross premiums written minus assumed premiums written (for mandatory pooling arrangements)

The following table sets forth the target award opportunity for each named executive officer for 2023.

Executive	Target Value of Annual Incentive Opportunity	Target Annual Incentive Opportunity (% of Base Salary)
G. Janelle Frost	$433,200	60%
Anastasios G. Omiridis	$270,000	60%
Vincent J. Gagliano	$153,450	45%
Kathryn H. Shirley	$141,750	45%
Raymond F. Wise (1)	$73,973	45%

(1) Mr. Wise joined the Company in July 2023. His 2023 AIP award opportunity was prorated based on his period of service during the year.

__________

With respect to the performance goals, the Committee established threshold, target and maximum goals for each metric and the named executive officers could earn between 0% and 150% of the applicable target award with respect to that metric based on the level of achievement of the applicable goal. For each Company performance goal, no amount is earned if the minimum performance level is not achieved. In setting the goals for each metric, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the future, and how likely it would be for the goals to be achieved. We believe that the target goals have been established at levels that should be appropriately challenging to attain and require considerable effort on the part of each NEO to achieve considering both business and market conditions. Achievement of above-target goals is considered to be a "stretch" given market conditions. For 2023, the quantitative goals of combined ratio and growth in direct premiums written exceeded the target of the goals set by the Committee.

With respect to the individual qualitative goals, the committee evaluated each executive’s performance against his or her performance goals to determine the achievement levels considering the recommendations of Ms. Frost for the executives other than herself. For 2023, the qualitative goals for each executive exceeded the target goals set by the Committee.

The total AIP award payouts for our named executive officers for 2023 were as follows:

Executive	Total Award	Percent of Target Award Earned
G. Janelle Frost	$544,013	126%
Anastasios G. Omiridis	$343,440	127%
Vincent J. Gagliano	$190,517	124%
Kathryn H. Shirley	$175,912	124%
Raymond F. Wise (1)	$88,973	120%

(1) Mr. Wise joined the Company in July 2023. His 2023 AIP award was prorated based on his period of service during the year.

Long-Term Incentive Compensation. Under our current program, the Committee makes LTIP awards on an annual basis, but may adjust the performance factors, the weighting of those factors, and other aspects of the LTIP each year as it evaluates the effectiveness of the program over time.

As discussed above, for 2023, the Committee restructured the LTIP program to (i) incorporate a time-based element to be more in line with market practices and promote retention, and (ii) simplify our performance award by focusing on one metric, return on equity, to determine payouts with respect to such performance award, which metric will be measured on a three-year average as compared to targets set by the Committee. Unlike prior years, the Committee also elected to evaluate this LTIP performance award on an absolute basis instead of relative to peers. The Committee determined that due to the unique nature of the Company's business, relative performance may not be a realistic measure. For these reasons, the Committee chose the universal measure of return on equity as it allows for an easy comparison to peers or investment alternatives.

McLagan's compensation surveys continue to reaffirm the importance of the LTIP in making the Company’s executive compensation program competitive with peers. Awards under the LTIP for 2023 were made pursuant to our shareholder-approved equity incentive plans.

2023 Long-Term Incentive Compensation Awards. For the 2023 LTIP awards, the Committee set a target value, which was a percentage of base salary as set forth below. In setting the target award values, the Committee reviewed the 2021 Survey, which indicated that Ms. Frost's target was competitive with the market median, but that the target for the other executive officers was slightly below the market median for the long-term compensation component of pay. Based on this review, the Committee increased the target LTIP percentages from 55% to 60% for each participating named executive officer, except the CEO.

For 2023, each NEO's target LTIP award value was delivered in the form of a performance award (representing 70% of the target award) and a time-based RSU award (representing 30% of the target award). Both awards are payable in shares of common stock after a three - year performance or vesting period, as applicable. For the performance awards, the number of shares earned will be determined based on the Company's average return on equity over the performance period, thus providing a link directly to the performance of the Company and aligning executive management compensation and shareholder interests. For purposes of the LTIP performance awards, return on equity is defined as the percentage obtained by dividing the Company's net income by the average of beginning and ending shareholder's equity.

Executive	Total Target Value of 2023 LTIP Awards	Target Value of 2023 RSU Awards (30%)	Target Value of 2023 Performance Based Awards (70%) (1)	Total Target Award Value of 2023 LTIP Awards as a Percentage of 2023 Base Salary
G. Janelle Frost	$794,200	$238,260	$555,940	110%
Anastasios G. Omiridis	$270,000	$81,000	$189,000	60%
Vincent J. Gagliano	$204,600	$61,380	$143,220	60%
Kathryn H. Shirley	$189,000	$56,700	$132,300	60%
Raymond F. Wise	$182,250	$54,675	$127,575	60%

__________

1.
Following completion of the three-year performance period, the earned performance awards will be payable in shares of our common stock. These awards are further described under “Executive Compensation—Grants of Plan Based Awards.”

Description of 2023 Performance Awards. The performance awards provide a target dollar amount that may be earned by the executive, which amount will be paid in shares of our common stock, subject to certain limited exceptions. The amount earned under the performance award will be between 0% and 150% of the award’s target value. The amount earned, if any, is dependent on the Company’s average return on equity over a three-year period beginning on January 1, 2023 and ending December 31, 2025, relative to targets set by the Committee.

Following the end of the performance period, the Committee will determine the percentage of the target award earned (the “Earned Value”). The number of shares of common stock (rounded to the nearest whole share) earned will then be determined by dividing (a) the Earned Value under the award by (b) the volume weighted trading price per share of common stock for the 10 trading days immediately preceding the date the value of the award is approved by the Committee (after the expiration of the three-year performance period).

Description of 2023 RSU Awards. The RSU awards cover a specified number of shares of our common stock, and are payable in shares of our common stock to the extent they become vested. 2023 RSU awards granted as part of the LTIP generally cliff vest at the end of the three-year performance period.

Payout of the 2020-2022 Performance Awards. The 2020-2022 performance award payouts were calculated by determining the payout level based on CR and DPW metrics, and whether the payout was to be reduced if the total shareholder return ("TSR") of the Company was more than 500 basis points lower than the TSR of 50% of the S&P Property Casualty Insurance Small Cap Index and 50% of the S&P Property & Casualty Insurance Mid Cap Index over the three-year period. The TSR measure could not increase payouts under the awards, but was only used to reduce the payout if the Company TSR lagged the index by more than 500 basis points. Such payout could be further reduced if the payout factor was then subject to a 1.5 times target compensation cap. For the 2020-2022 awards, the TSR measure operated as a third metric in the award design and reduced the uncapped payout factor by 37.5 basis points for every 500 basis points of under-performance in the TSR factor, subject to a maximum 25% reduction in the uncapped payout factor. As reflected in the tables below, the TSR measure resulted in a reduction in the payout of the 2020-2022 performance awards.

The following table sets forth the weighting of performance measures established under the performance awards for the 2020-2022 performance period, and the results achieved. The shares of common stock earned under this award were issued in June 2023.

Metric	Weighting of Metric	Threshold BP	Peer Result	Company Result	Company/Peer BP Difference	Calculated Payout Factor (1)	Payout Factor Used
Statutory Combined Ratio	80%	1,200	91.3%	81.7%	(963)	1.803	1.803
Statutory Growth in Direct Premiums Written	20%	500	(0.3)%	(6.2)%	(586)	(0.172)	(0.172)
Total Shareholder Return (2)	(37.5)%	500	10.8%	2.2%	(858)	(0.716)	(0.716)

__________

1.
For each executive, the total performance award is calculated using the weighting applied of each metric to the applicable payout factor.
2.
TSR reduces the payout factor by 37.5 basis points for every 500 basis points of underperformance, capped at a negative 25% of the uncapped award before applying the 1.5 times award cap.

The following table sets forth the applicable target values, as well as the final payout, under the performance award for the 2020-2022 performance periods for each named executive officer:

Executive	Target Value of Performance Award	Bonus Factor (3)	Award Value as of June 7, 2023	Number of Common Shares (4)
G. Janelle Frost	$749,100	1.158	$867,276	16,567
Anastasios G. Omiridis (1)	$—	—	$—	—
Vincent J. Gagliano	$177,100	1.158	$205,039	3,917
Kathryn H. Shirley	$163,350	1.158	$189,120	3,613
Raymond F. Wise (2)	$—	—	$—	—

__________

1.
Mr. Omiridis joined the Company in September 2022; therefore, he did not receive a 2020-2022 performance award.
2.
Mr. Wise joined the Company in July 2023; therefore, he did not receive a 2020-2022 performance award.
3.
The bonus factor is the sum of the weighting of each performance measure applied to the applicable payout factor. Combined ratio (1.803 x .80) + Direct Premiums Written ((0.172) x .20) – Total Shareholder Return (0.250) = 1.158.
4.
Based on the volume weighted trading price per share for the 10 trading days immediately preceding the date the value of the award is approved by the Committee.

Current Estimates of Potential Payout Value of Outstanding Performance Awards. The following table shows the estimated potential payout of the performance awards granted in 2021 and 2022 as of September 30, 2023, which is the most current information available to the Company, and the potential payout of the 2023 award at target levels. These estimated values are presented for information purposes only, as the actual payout values will be determined following the end of the respective performance periods and will be impacted by the Company’s performance during the remainder of the performance periods.

Executive	Target Value of Performance Award	Current Performance Factor Estimate (1)	Estimated Award Value as of 9/30/2023
G. Janelle Frost
2021-2023 Performance Period	$749,100	0.891	$667,785
2022-2024 Performance Period	$771,100	1.295	$998,193
2023-2025 Performance Period	$555,940	1.000	$555,940

Anastasios G. Omiridis
2021-2023 Performance Period	$—	—	$—
2022-2024 Performance Period	$—	—	$—
2023-2025 Performance Period	$189,000	1.000	$189,000

Vincent J. Gagliano
2021-2023 Performance Period	$177,100	0.891	$157,876
2022-2024 Performance Period	$182,050	1.295	$235,665
2023-2025 Performance Period	$143,220	1.000	$143,220

Kathryn H. Shirley
2021-2023 Performance Period	$163,350	0.891	$145,618
2022-2024 Performance Period	$167,750	1.295	$217,153
2023-2025 Performance Period	$132,300	1.000	$132,300

Raymond F. Wise
2021-2023 Performance Period	$—	—	$—
2022-2024 Performance Period	$—	—	$—
2023-2025 Performance Period	$127,575	1.000	$127,575

__________

1.
The performance factor estimate for the 2021 and 2022 awards as of September 30, 2023 is based upon (a) actual Company data from the beginning of the applicable performance period through September 30, 2023, and (b) actual peer company data from the beginning of the applicable performance period through December 31, 2022 and an estimate of peer company data for the first nine months of 2023. Because of the timing of when information becomes available regarding the peer group performance, the Committee expects that the payout value of the awards for the 2021 - 2023 performance period will be determined late in the second quarter of 2024. The 2023 awards are estimated at target levels as probable outcome on an annual basis. Regardless of performance, the performance factor estimate is capped at 1.5 times target compensation.

Special Awards. In connection with Mr. Wise's commencement of employment in July 2023 as Chief Sales Officer, the Committee approved a grant to Mr. Wise of RSUs with a target value of $750,000. This award was not part of our regular LTIP. The award vests in four annual installments of 15%, 20%, 30%, and 35%, on each of the first four anniversaries of the grant date, respectively, based on continued service. This award serves as a retention tool due to the extended vesting period established in the award and provides an immediate alignment with stockholder interests.

In October 2023, the Committee approved a grant to Mr. Omiridis with a value of $355,460. This award was not part of our regular LTIP. The award cliff vests on September 1, 2027, based on continued service. This award serves as an additional retention tool. These awards are reflected below under “Executive Compensation – Grants of Plan Based Awards.”

Employee Benefits. We do not provide our executives or other employees with defined benefit pensions, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all employees. We match 50% of employee contributions up to 6% of compensation for participating employees, subject to limitations under applicable law. Our executives and other employees are fully vested in Company contributions under this plan after five years. We also provide health, life and other insurance benefits to our executives on the same basis as our other full-time employees.

Severance and Change-in-Control Benefits. We have employment agreements with each of our executive officers. These employment agreements provide each executive officer with severance compensation consisting of cash payments paid in monthly installments and continued health benefits for a period of 12 months (18 months for our chief executive officer), in the event that an executive’s employment is terminated by us without cause or by the executive under certain qualifying circumstances. The cash severance payment for the covered executives (other than our chief executive officer) is an amount equal to the officer’s then current annual base salary plus the average of the three most recent annual incentive bonuses received by the executive. For our chief executive officer, the cash severance payment is one and one-half times the amount described in the preceding sentence. These employment agreements also provide that the terminated executive will not engage in activities that are competitive with our business for 12 months (18 months for our chief executive officer). For additional information regarding the employment agreements with our executives, see “Executive Compensation – Employment Agreements” below.

Performance awards and RSU awards under the LTIP partially vest upon death, disability, retirement or a termination of employment without cause or for good reason following a change in control of the Company. These awards do not vest solely upon a change in control and with respect to the performance awards, the partial vesting remains conditioned upon the achievement of the performance measures. To qualify for partial vesting upon retirement, an executive officer must be at least age 60, have 10 or more years of service with the Company and not have accepted a substantial employment or consulting arrangement with another company engaged in the workers’ compensation insurance industry.

The Committee believes that these benefits are necessary and appropriate in order to attract and retain qualified executive officers as these benefits are generally made available by other companies. In addition, the Committee recognizes that it may be difficult for our executive officers to find comparable employment in a short period of time. Therefore, these benefits, particularly the severance payments, address a valid concern, making an executive position with our Company more attractive. These issues are particularly significant to us, given that our corporate headquarters is not located in a major metropolitan area and it is unlikely that our executives could secure comparable employment without relocating to another city. The Company does not provide excise tax gross-ups under any change in control arrangement.

Executive Perquisites. We also provide a limited number of perquisites that the Committee believes enhance our ability to attract and retain qualified executives. These perquisites include car allowances, disability insurance and reimbursement for annual medical examinations. Our executive officers are also permitted to accrue up to 300 hours of vacation, a limit slightly higher than the 240 hour maximum available to employees with more than 15 years of service. The Committee believes that this policy is appropriate given that the management responsibilities of our executive officers often do not permit them the flexibility to use their vacation time on an annual basis. During 2023, the Company also provided a cash sign-on award to Mr. Wise. The Company does not provide tax gross-ups on these perquisites or additional benefits. For additional information regarding perquisites provided to our executives, see “Executive Compensation—Summary Compensation Table – All Other Compensation.”

Compensation-Related Policies

Clawback Policy. In 2023, in accordance with SEC and Nasdaq requirements, the Company adopted a new Clawback Policy (the "Clawback Policy"), which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure.

The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to recoup amounts in limited circumstances set forth in the Clawback Policy where the Committee has made a determination that recovery would be impracticable. Operation of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Stock Ownership Guidelines. The Committee has approved stock ownership guidelines for our executive officers. The target ownership for our chief executive officer is a dollar amount equal to three times her average base salary and annual incentive bonus for the three immediately preceding calendar years. The target ownership for each of our other executive officers is a dollar amount equal to two times their average base salary for the three immediately preceding calendar years (or, if less, all complete calendar years employed by the Company). All forms of Company outstanding equity, whether vested or unvested, including common stock and restricted stock as well as shares subject to unvested RSUs, are counted for purposes of determining compliance with the ownership guidelines. The value of outstanding performance awards is not counted for purposes of the guidelines. In determining whether an executive meets the applicable guideline, the value of shares of common stock, including restricted stock, shares subject to RSUs and shares purchased by executives in the open market, is based on the closing price of our common stock on the last trading day of the most recent calendar year.

Until an executive officer meets the ownership target provided under the guidelines, he or she is required to retain all shares received under the Company’s compensation plans, except for shares used to satisfy tax obligations. After an executive meets the applicable guideline, he or she is required to retain 20% of any shares obtained as the result vesting of a restricted stock award, RSU award or payout of an LTIP performance award, net of shares sold to satisfy tax obligations.

The following table sets forth for each current executive officer the applicable stock ownership guideline and equity ownership as of December 31, 2023, measured in dollars, using the guideline methodology described above. As noted in the table, each of our current executive officers exceeds his or her ownership guideline, with the exception of Mr. Wise who joined the Company in July 2023.

Executive	Ownership	Stock Ownership Guideline
G. Janelle Frost	$4,425,248	$2,931,280
Anastasios G. Omiridis	$1,162,623	$900,000
Vincent J. Gagliano	$1,078,419	$692,000
Kathryn H. Shirley	$791,705	$611,333
Raymond F. Wise	$712,553	$750,000

Impact of Prior Awards on Future Grants. The Committee does not have a specific policy addressing the cumulative value of prior equity awards in making future awards. However, our Committee intends to continue to make appropriate executive compensation decisions annually, so that our executives receive a total compensation package that is both competitive and has a significant portion of compensation at risk. The Committee is mindful that payment under LTIP performance awards is tied to the Company meeting or exceeding quantitative performance objectives and the increase in the value of our common stock (for restricted stock awards), with unvested awards also conditioned on continued employment. As a result, the Committee believes, as a general matter, that positive results with respect to prior incentive awards should not negatively impact future compensation decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and this proxy statement.

This report is submitted by the members of the Compensation Committee of the Board named below, who received, discussed with management and recommended that this Compensation Discussion and Analysis be included in the Company’s Annual Report.

Members of the Compensation Committee

Michael J. Brown (Chair)	Philip A. Garcia	Billy B. Greer	Jared A. Morris	Sean M. Traynor

EXECUTIVE COMPENSATION

2023 Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were serving in such capacity as of December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
G. Janelle Frost	2023	$718,500	$794,200	$544,013	$43,455	$2,100,169
President and Chief Executive	2022	697,667	602,572	199,995	25,282	1,525,516
Officer	2021	681,000	1,029,041	194,085	23,715	1,927,841

Anastasios G. Omiridis	2023	450,000	625,460	343,440	30,643	1,449,543
Executive Vice President, Chief	2022	150,000	1,100,000	337,500	78,493	1,665,993
Financial Officer

Vincent J. Gagliano	2023	346,667	204,600	190,517	38,702	780,486
Executive Vice President and	2022	329,500	142,262	74,475	33,628	579,865
Chief Risk Officer	2021	322,000	243,283	82,110	30,951	678,344

Kathryn H. Shirley	2023	313,334	189,000	175,912	33,190	711,435
Executive Vice President, Chief	2022	303,667	131,087	80,063	22,604	537,421
Administrative Officer and Secretary	2021	297,000	224,394	75,735	22,685	619,814

Raymond F. Wise (4)	2023	164,904	932,250	88,973	110,373	1,296,500
Executive Vice President, Chief
Sales Officer

__________

1.
LTIP awards in 2023 consisted of performance awards and time-based RSU awards. Amounts in this column represent the grant date fair value of these awards calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("Topic 718"), see Note 1 of the Company's Form 10-K filed February 23, 2024.

With respect to the performance awards granted in 2023, the amounts above reflect the probable outcome for the awards calculated in accordance with Topic 718. The grant date fair value is an estimate made for financial accounting purposes. Award payouts will be determined at the end of the three-year performance period based on actual results for the Company. There is no minimum payout under the performance awards. Assuming the performance awards will be paid out at the target level of 100%, the grant date fair values of the awards would be as follows: Ms. Frost, $555,940; Mr. Omiridis, $189,000; Mr. Gagliano, $143,220; Ms. Shirley, $132,300; and Mr. Wise, $127,575. Assuming that the performance awards will be paid out at the maximum payout level of 150%, the grant date fair values of the awards would be as follows: Ms. Frost, $833,910; Mr.Omiridis, $283,500; Mr. Gagliano, $214,830; Ms. Shirley, $198,450; and Mr. Wise, $191,362. See "Grants of Plan-Based Awards."

In addition to regular LTIP RSU awards, Mr. Wise received a special RSU award which vests ratably over four years and Mr. Omiridis received a special RSU award that will cliff vest in September 2027.

Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the awards granted in 2023, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

In addition to regular LTIP RSU awards, Mr. Wise received a special RSU award which vests ratably over four years and Mr. Omiridis received a special RSU award that will cliff vest in September 2027.

2.
Amounts in this column represent the amounts paid to our executive officers under our performance-based AIP. See “2023 Grants of Plan-Based Awards” below.
3.
For 2023, includes compensation as described under “All Other Compensation” below.
4.
Mr. Wise joined the Company in July 2023.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column for 2023 in the 2023 Summary Compensation Table above.

	Car Allowance	Company 401(k) Contributions	Medical Examinations	Disability Insurance Premiums	Life Insurance premiums	Other (2)	Total
G. Janelle Frost	$10,259	$9,900	$4,074	$19,168	$54	$—	$43,455
Anastasios G. Omiridis	10,386	9,900	—	10,304	54	—	30,643
Vincent J. Gagliano	11,476	9,900	4,036	13,236	54	—	38,702
Kathryn H. Shirley	10,259	9,900	4,139	8,837	54	—	33,190
Raymond F. Wise (1)	4,313	2,884	—	3,122	54	100,000	110,373

__________

1.
Mr. Wise joined the Company in July 2023.
2.
Represents a cash sign-on award.

2023 Grants of Plan-Based Awards

In 2023, each of our named executive officers received performance awards and time-based RSUs under our LTIP. Mr. Wise and Mr. Omiridis also received additional special grants of time-based RSUs. Additionally, in 2023 each of our named executive officers received AIP awards. See “Compensation Discussion and Analysis—2023 Compensation.” The following table contains information regarding grants of plan-based awards to our named executive officers in the year ended December 31, 2023. In this table, annual incentive compensation awards are abbreviated as “AIP,” long-term performance awards are abbreviated as “LTIP," and time-based LTIP RSUs are abbreviated as "LTIP RSU".

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards:
Name	Type	Board or Committee Approval Date (1)	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (5)
G. Janelle Frost	AIP	02/17/2023		$—	$433,200	$649,800	$—	$—	$—	$—	$—
	LTIP	02/17/2023	03/01/2023	—	—	—	—	555,940	833,910	—	555,940
	LTIP RSU	02/17/2023	03/01/2023							4,401	238,226
Anastasios G. Omiridis	AIP	02/17/2023		—	270,000	405,000	—	—	—	—	—
	LTIP	02/17/2023	03/01/2023	—	—	—	—	189,000	283,500	—	189,000
	RSU	10/24/2023	10/30/2023							7,000	355,460
	LTIP RSU	02/17/2023	03/01/2023							1,496	80,978
Vincent J. Gagliano	AIP	02/17/2023		—	153,450	230,175	—	—	—	—	—
	LTIP	02/17/2023	03/01/2023	—	—	—	—	143,220	214,830	—	143,220
	LTIP RSU	02/17/2023	03/01/2023							1,133	61,329
Kathryn H. Shirley	AIP	02/17/2023		—	141,750	212,625	—	—	—	—	—
	LTIP	02/17/2023	03/01/2023	—	—	—	—	132,300	198,450	—	132,300
	LTIP RSU	02/17/2023	03/01/2023							1,047	56,674
Raymond F. Wise	AIP	02/17/2023		—	73,973	110,960	—	—	—	—	—
	LTIP	07/25/2023	09/1/2023	—	—	—	—	127,575	191,363	—	127,575
	RSU	07/25/2023	08/01/2023	—	—	—	—	—	—	14,188	749,978
	LTIP RSU	07/25/2023	09/1/2023	—	—	—	—	—	—	1,044	54,643

__________

1.
Each of the awards described in this table was approved by the Compensation Committee.
2.
The grant date for each award is March 1, 2023, except for Mr. Wise who joined the Company in July 2023.
3.
Reflects the target and maximum dollar amounts payable under our AIP. The actual payment will be determined by the performance criteria described under “Compensation Discussion and Analysis – 2023 Annual Incentive Compensation.”
4.
Reflects the target and maximum dollar amounts payable under our LTIP performance awards. Actual payments under each performance award will be made in shares of common stock (rounded to the nearest whole share) equal to (a) the amount earned under the award divided by (b) the volume weighted trading price per share of common stock for the 10 trading days immediately preceding the date the value of the award is approved by our Compensation Committee. The actual payout will be determined by the performance criteria described under “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”
5.
Represents the grant date fair value of the awards computed in accordance with Topic 718. With respect to LTIP performance awards, amounts reflect the probable outcome for the awards calculated in accordance with Topic 718. The grant date fair value is an estimate made for financial accounting purposes. Payouts for the LTIP performance awards will be determined at the end of the three-year performance period based on actual results for the Company.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. None of the named executive officers held stock options as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
G. Janelle Frost
2021-2023 LTIP performance award	—	—	$749,100
2022-2024 LTIP performance award	—	—	771,100
2023-2025 LTIP performance award			555,940
2023-2025 LTIP RSU award	4,401	205,879
Anastasios G. Omiridis
Restricted Stock Unit Grants	21,837	1,021,535	—
2023-2025 LTIP performance award	—	—	189,000
2023-2025 LTIP RSU award	1,496	69,983
Vincent J. Gagliano
2021-2023 LTIP performance award	—	—	177,100
2022-2024 LTIP performance award	—	—	182,050
2023-2025 LTIP performance award			143,220
2023-2025 LTIP RSU award	1,133	53,002
Kathryn H. Shirley
2021-2023 LTIP performance award	—	—	163,350
2022-2024 LTIP performance award	—	—	167,750
2023-2025 LTIP performance award			132,300
2023-2025 LTIP RSU award	1,047	48,979
Raymond F. Wise (4)
Restricted Stock Unit Grants	14,188	663,715	—
2023-2025 LTIP performance award	—	—	127,575
2023-2025 LTIP RSU award	1,044	48,838

__________

1.
With respect to Ms. Frost, 4,401 RSUs will vest on March 1, 2026.

With respect to Mr. Omiridis, 3,424 RSUs will vest on September 1, 2024; 4,565 RSUs will vest on September 1, 2025; 6,848 RSUs will vest on September 1, 2026; 1,496 RSUs will vest on March 1, 2026; 7,000 RSUs will vest on September 1, 2027.

With respect to Mr. Gagliano, 1,133 RSUs will vest on March 1, 2026.

With respect to Ms. Shirley, 1,047 RSUs will vest on March 1, 2026.

With respect to Mr. Wise, 2,128 RSUs will vest on August 1, 2024; 2,837 RSUs will vest on August 1, 2025; 4,257 RSUs will vest on August 1, 2026; 4,966 RSUs will vest on August 1, 2027; 1,044 RSUs will vest on March 1, 2026.

2.
Represents the value of RSUs based on a price of $46.78, the closing price of our common stock on December 29, 2023.
3.
Represents the value of outstanding performance awards assuming that the target level of performance is achieved. Although denominated in cash payments under each performance award will be made in shares of common stock (rounded to the nearest whole share) equal to (a) the amount earned under the award divided by (b) the volume weighted trading price per share of common stock for the 10 trading days immediately preceding the date the value of the award is approved by our Compensation Committee. The actual payout will be determined by the performance criteria described under “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

The 2021-2023 LTIP performance period began on January 1, 2021 and ended December 31, 2023.

The 2022-2024 LTIP performance period began on January 1, 2022 and ends on December 31, 2024.

The 2023-2025 LTIP performance period began on January 1, 2023 and ends on December 31, 2025.

4.
Mr. Wise joined the Company in July 2023.

2023 Option Exercises and Stock Vested

The Company has no outstanding options and as a result, none of our named executive officers exercised stock options during the year ended December 31, 2023. The following table provides information, for each of our named executive officers, on the number of shares of common stock resulting from the vesting of shares of restricted stock and RSUs, the payout of the 2020-2022 performance awards and the value realized before payment of any applicable withholding tax during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
G. Janelle Frost	16,567	$867,276
Anastasios Omiridis	7,989	$418,144
Vincent J. Gagliano	3,917	$205,039
Kathryn H. Shirley	3,613	$189,120
Raymond F. Wise (3)	—	$—

__________

1.
Represents the payout of performance awards vested for the 2020-2022 performance period. With respect to Mr. Omiridis, the amount includes vested time-based RSUs only. Mr. Omiridis joined the Company in September 2022. Therefore, he did not receive a 2020-2022 performance award.
2.
Value determined on vesting date for time-based RSUs. With respect to performance awards, value is based on the volume weighted trading price per share for the 10 trading days immediately preceding the date the value of the award is approved by the Committee. With respect to RSU grants, value is based on vest date.
3.
Mr. Wise joined the Company in July 2023. Therefore, he did not receive a 2020-2022 performance award.

Employment Agreements

We have an employment agreement with each continuing named executive officer. The term of each agreement is automatically extended for an additional consecutive one-year period at expiration unless either party provides notice not to extend the term at least 30 days prior to the applicable expiration date.

The agreements provide that each named executive officer is entitled to an annual base salary (subject to periodic salary increases) and also eligible to participate in the Company’s incentive compensation plans and receive employee benefits provided to other executive officers of the Company.

Under the agreements with each of our executive officers, if we terminate their employment without cause, the terminated executive officer will be entitled to receive severance compensation consisting of cash paid in installments, and continued health benefits. The cash severance payment for the covered executives is paid monthly for a period of 12 months (18 months for Ms. Frost), in an amount equal to the officer’s then current annual base salary plus the average annual incentive award received by the executive in the prior three years (or, for Ms. Frost, 1.5 times such amount). The calculation of severance benefits under the employment agreement with each of our executive officers excludes any long-term incentive based compensation.

An executive officer is deemed to have been terminated without cause if:

•
we elect not to extend the terms of the employment agreement or we terminate the executive for any reason other than:
•
the conviction, guilty plea or plea of no contest to any felony, or to any crime of moral turpitude;
•
the willful misconduct of the executive officer, or the willful or continued failure by the executive officer (except as a result of disability or illness) to substantially perform his/her duties to the Company, in either case which has a material adverse effect on Company; or
•
the willful fraud or material dishonesty of the executive officer in connection with his/her performance of duties to the Company; or
•
the executive terminates employment with us following:
•
a material reduction in authority, duties or responsibility;
•
a material reduction in base salary;
•
a material reduction in the executive’s ability to earn an annual bonus that results in a material reduction in the total annual compensation the executive may earn;
•
a termination of employee benefits, unless the termination is applicable to all senior executives or is required under any applicable plan or law;
•
relocation of the executive’s principal place of work to a location more than 35 miles from the executive’s current principal place of work; or
•
a material breach of the employment agreement by us.

Each of our executive officers has agreed not to compete with us or solicit our employees, agents or policyholders without our prior written consent while they are employed by us. If one of our executive officers is terminated by us without cause, the prohibition on engaging in competitive activities or soliciting our employees, agents or policyholders extends for a period of 12 months (18 months for Ms. Frost) after the date of termination. If an executive officer is terminated by us for cause, the executive officer terminates employment other than for one of the reasons specified above, or if an executive officer elects not to renew the term of the employment agreement, we have the option to extend the restriction on engaging in competitive or solicitation activities for a period of 12 months (18 months for Ms. Frost) after the date of termination or non-renewal by (a) delivering a written notice to the executive officer within 180 days after termination or non-renewal and (b) paying the executive officer the severance compensation provided under the employment agreement.

Equity Incentive Plans

We have outstanding equity-based awards under two shareholder–approved equity compensation plans, the AMERISAFE, Inc. 2012 Equity and Incentive Compensation Plan (the “2012 Incentive Plan”) and the AMERISAFE, Inc. 2022 Equity and Incentive Compensation Plan (the “2022 Incentive Plan,” and, together with the 2012 Incentive Plan, the “Incentive Plans”).

The 2022 Incentive Plan permits awards in the form of option rights, appreciation rights, restricted shares, RSUs, cash incentive awards, performance shares and units. Options granted under the 2022 Incentive Plan are required to have an exercise price of not less than the fair market value of our common stock on the grant date. The maximum number of shares of our common stock that may be issued pursuant to equity awards under the 2022 Incentive Plan is 500,000 shares, subject to the 2022 Incentive Plan's share counting rules. As of April 17, 2024, 432,310 shares of our common stock were available for further issuance under the 2022 Incentive Plan. No further grants may be made under the 2012 Incentive Plan. See “Equity Compensation Plan Information" for further information regarding share usage under the Incentive Plans as of December 31, 2023. It is our Company’s policy to award grants under our 2022 Incentive Plan only during periods in which the Company’s executives and other employees are normally permitted to buy and sell the Company’s securities under our Company’s insider trading policy.

Agreements evidencing awards may provide for vesting if a grantee’s employment is terminated by the Company without cause (as defined in the award agreement) or by the grantee for good reason (as defined in the award agreement) following a change in control of our Company. A change in control will be deemed to have occurred under the Incentive Plans if:

•
a person or group acquires 35% or more of the Company’s then outstanding voting securities, subject to certain exceptions;
•
individuals who constitute the Board as of the effective date of the applicable Incentive Plan cease to constitute at least a majority of the Board, unless their replacements are approved as described in the applicable Incentive Plan;
•
there is a consummation of reorganization, a merger, or consolidation, a sale or disposition of substantially all of our assets, or similar corporate transaction that results in an a substantial change in ownership or leadership of the Company, as described in the Incentive Plan; or
•
the Company’s shareholders approve a complete liquidation or dissolution of the Company, subject to certain exceptions.

Under the award agreements governing our equity compensation awards, grantees of time-based restricted stock, RSUs and performance awards are entitled to accelerated vesting if the grantee’s employment is terminated in connection with a change in control or due to death or disability (or for certain performance awards only, due to retirement), in each case as defined in the award agreement, as follows:

Date of Termination	Applicable Percentage
Within six months of the grant date or commencement of performance period	0.0%
After six months following the grant date but within 18 months following the grant date or commencement of performance period	33.3%
After 18 months following the grant date but within 30 months following the grant date or commencement of performance period	66.6%
After 30 months following the grant date or commencement of performance period	100.0%

In any event, a grantee of a performance award will only receive payment for an award after the performance period has ended and the awards are determined and paid to all other grantees.

Potential Payments Upon Termination or Change in Control

The table below quantifies potential compensation that would have become payable to each of our named executive officers under employment agreements, annual and long-term incentive compensation award agreements and Company plans and policies (as in effect on December 29, 2023) if their employment had terminated on December 29, 2023, given the executive officer’s base salary on that date and the closing price of our common stock on December 29, 2023. In addition, the table quantifies the compensation that would have become payable to each of our named executive officers assuming that a change in control of the Company had occurred on December 29, 2023, and determining any amounts that would be payable under the employment agreements in effect as of that date. For additional information regarding (a) the circumstances in which our named executive officers would be entitled to severance compensation, see “Executive Compensation—Employment Agreements” and (b) the acceleration of vesting of equity awards, see “Executive Compensation—Equity Incentive Plans.”

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the event occurs.

	Cash Severance Payments (1)	Healthcare Premiums (2)	Acceleration of Equity Awards (3)	Total
G. Janelle Frost
Voluntary Termination	$—	$—	$—	$—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	1,352,809	52,157	1,525,135	2,930,100
Termination without Cause or for Good Reason (following a Change in Control)	1,352,809	52,157	1,525,135	2,930,100
Death or Disability	—	—	1,525,135	1,525,135
Retirement	—	—	1,525,135	1,525,135
Change in Control	—	—	—	—
Anastasios G. Omiridis
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	562,500	34,447	89,100	686,047
Termination without Cause or for Good Reason (following a Change in Control)	562,500	34,447	89,100	686,047
Death or Disability	—	—	89,100	89,100
Retirement	—	—	89,100	89,100
Change in Control	—	—	—
Vincent J. Gagliano
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	463,238	37,882	365,973	867,093
Termination without Cause or for Good Reason (following a Change in Control)	463,238	37,882	365,973	867,093
Death or Disability	—	—	365,973	365,973
Retirement	—	—	365,973	365,973
Change in Control	—	—	—	—
Kathryn H. Shirley
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	391,601	596	225,720	617,917
Termination without Cause or for Good Reason (following a Change in Control)	391,601	596	225,720	617,917
Death or Disability	—	—	225,720	225,720
Retirement	—	—	225,720	225,720
Change in Control	—	—	—	—
Raymond F. Wise
Voluntary Termination	—	—	—	—
Termination with Cause	—	—	—	—
Termination without Cause or for Good Reason (prior to a Change in Control)	375,000	26,196	60,143	461,338
Termination without Cause or for Good Reason (following a Change in Control)	375,000	26,196	60,143	461,338
Death or Disability	—	—	60,143	60,143
Retirement	—	—	60,143	60,143
Change in Control	—	—	—	—

__________

1.
Cash severance is payable in installments over 12 months (18 months for Ms. Frost).
2.
Represents COBRA health insurance premiums payable on behalf of the executives following termination of employment for a period of 12 months (18 months for Ms. Frost).
3.
Performance awards granted under the 2012 Incentive Plan and 2022 Incentive Plan will partially vest upon death or disability, retirement and will also partially vest if the recipient’s employment is terminated without cause or for good reason following a change in control. See “Executive Compensation—Equity Incentive Plan.” The dollar amounts in this column includes the value of RSUs that would vest on December 29, 2023 at $46.78 per share, the closing price of our common stock on December 31, 2023. With respect to the performance awards, the amounts in this column reflect partial vesting of the awards assuming target level performance. A grantee of a performance award will receive any payment under the award after the performance period has ended and the amount of the award is determined.

CEO Pay Ratio

For 2023, the ratio of the annual total compensation of Ms. Frost, our President and Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Ms. Frost (“Median Annual Compensation”) was 31 to 1. We refer to the employee who received the Median Annual Compensation as the “Median Employee.”

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. The assumptions we used are specific to our company and our employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies.

CEO Compensation. CEO Compensation for 2023 was $2,100,169. We calculated the CEO Compensation by totaling all applicable elements of compensation reported for 2023 in the 2023 Summary Compensation Table.

Median Annual Compensation. Median Annual Compensation for 2023 was $67,239. We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our Median Employee in accordance with Item 402(c)(2)(x) of Regulation S-K. We did not make any cost-of-living adjustments in identifying the Median Employee.

Determination Date and Measurement Period. We identified our Median Employee as of December 31, 2023 (the “Determination Date”). We used the 12-month period ended December 31, 2023 as the compensation measurement period.

Employee Pool Used to Identify Median Employee. As of the Determination Date, we had 362 employees. This number includes all full-time, part-time, seasonal and temporary employees of AMERISAFE and its subsidiaries. This number does not include any independent contractors or “leased” workers.

Compensation Used to Identify Median Employee. We used 2023 taxable wages as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 to identify our Median Employee. W-2 taxable wages include, among other things, salary, wages, bonuses and stock compensation.

Adjustments to Compensation. A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year due to, among other things, commencing employment after the beginning of the year or taking an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Pay Versus Performance

As required by pay versus performance rules adopted by the SEC ("PVP Rules"), the below Pay Versus Performance table ("PVP Table") provides information about compensation for this proxy statement's NEOs, as well as our named executive officers from our 2021, 2022, and 2023 proxy statements (each of 2020, 2021, 2022, 2023 is referred to herein as a "Covered Year"). The PVP Table also provides information about the results for certain financial performance measures during those same Covered Years. In reviewing this information, there are a few important things to consider:

•
The information in columns (b) and (d) comes directly from this and prior years' Summary Compensation Tables, without adjustment;
•
As required by the PVP Rules, we describe the information in columns (c) and (e) as "compensation actually paid" (or "CAP") to the applicable NEOs, but these CAP amounts do not entirely reflect compensation that our NEOs actually earned for their service in the Covered Years. Instead, CAP reflects a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for equity awards); and

•
As required by the PVP Rules, we provide information about our total shareholders return ("TSR") results, S&P 600 Property & Casualty Insurance Index ("PVP Peer Group") TSR results and U.S. GAAP net income results (the "External Measures") during the Covered Years in the PVP Table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, these particular External Measures because the External Measures were not metrics used in our incentive plans during the Covered Years.

Due to the use of Combined Ratio performance measure in our 2023 AIP, the Company has determined that, pursuant to the PVP Rules, Combined Ratio should be designated as the "Company-Selected Measure" because we believe it is the most important financial measure that we used to link 2023 named executive officer pay to our performance.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) (e)	Total Share-holder Return(3) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income(5) (h)	Combined Ratio(6) (i)
2023	$2,100,169	$2,367,727	$1,059,491	$1,097,628	$126.01	$168.73	62.1M	85.9%
2022	1,525,516	2,185,161	817,885	1,472,921	125.65	127.00	55.6M	83.6%
2021	1,927,841	1,064,627	695,230	488,309	125.00	151.74	65.8M	85.7%
2020	1,942,129	2,086,210	701,504	671,375	159.46	181.70	86.6M	76.3%

__________

1.
G. Janelle Frost was our principal executive officer (“PEO”) for the full year for each of 2023, 2022, 2021 and 2020. For 2023, our non-PEO named executive officers were Anastasios Omiridis (CFO), Vincent J. Gagliano, Kathryn H. Shirley, and Raymond F. Wise. For 2022, our non-PEO named executive officers were Neal A. Fuller (CFO), Anastasios Omiridis (CFO), Vincent J. Gagliano, Andrew B. McCray and Kathryn H. Shirley. For 2021 and 2020, our non-PEO named executive officers were Neal A. Fuller, Vincent J. Gagliano, Andrew B. McCray and Kathryn H. Shirley.
2.
For each “Covered Year”, in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO NEOs for purposes of this “PVP Table”, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) for such Covered Year certain amounts as required under SEC rules. For 2023, the amounts added and deducted are set forth in the table below. Certain of the values in this table are calculated based on the probable outcome of performance awards as of various dates. For purposes of performance awards granted prior to 2023 and outstanding as of December 31, 2023, which awards are based on metrics that are measured against peer performance, probable outcome as of 2023 fiscal year-end has been calculated using the most recently available data as of the date of this filing, which is based on results through September 30, 2023.

Item and Value Added (Deducted)	2023
For G. Janelle Frost:
- change in actuarial present value of pension benefits	NA
+ service cost of pension benefits	NA
+ prior service cost of pension benefits	NA
- SCT “Stock Awards” column value	$(794,200)
- SCT “Option Awards” column value	$—
+ year-end fair value of outstanding equity awards granted in Covered Year	$998,193
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end[4]	$118,848
+ vesting date fair value of equity awards granted and vested in Covered Year	$—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(76,672)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$21,389
For Non-PEO Named Executive Officers (Average):
- change in actuarial present value of pension benefits	$—
+ service cost of pension benefits	$—
+ prior service cost of pension benefits	$—
- SCT “Stock Awards” column value	$(487,828)
- SCT “Option Awards” column value	$—
+ year-end fair value of outstanding equity awards granted in Covered Year	$459,256
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years that were outstanding as of Covered Year-end	$20,784
+ vesting date fair value of equity awards granted and vested in Covered Year	$—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	$(564)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$46,489

3.
For each Covered Year, our TSR was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on Nasdaq Stock Market on December 31, 2019 through and including the last day of the fiscal year covered (each one-year, two-year, three-year or four-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
4.
For purposes of this pay versus performance disclosure, our peer group is the S&P 600 Property & Casualty Insurance Index (the PVP “Peer Group”). For each Covered Year, our peer group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the PVP Peer Group.
5.
Net income is calculated in accordance with U.S. Generally Accepted Accounting Principles.
6.
Combined Ratio is calculated as the sum of: (1) incurred losses divided by net premiums earned; (2) underwriting expenses divided by net premiums earned; and (3) dividends to policyholders divided by net premiums earned.

The following charts provide, across the Covered Years, (1) illustrations of the relationships between (A) the CAP to the PEO and the average of the CAP to our non-PEO named executive officers (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above, and (2) a comparison between our TSR and the TSR of the PVP Peer Group.

Relationship of Compensation Actually Paid to Company Combined Ratio

Relationship of Compensation Actually Paid to Company Combined Ratio
Compensation Actually Paid
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
Combined Ratio
88.0%
86.0%
84.0%
82.0%
80.0%
78.0%
76.0%
74.0%
72.0%
70.0%
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO CAP
Combined Ratio

Relationship of Compensation Actually Paid to Company Net Income

Relationship of Compensation Actually Paid to Total Shareholders Return

Relationship of Compensation Actually Paid to Company Combined Ratio

Relationship of Compensation Actually Paid to Total Shareholder Return and Relationship of Total Shareholder Return to Peer Group Total Shareholders Return
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
Compensation Actually Paid
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO CAP
Company TSR
Peer Group TSR

Relationship of Compensation Actually Paid to Company Net Income

Relationship of Compensation Actually Paid to Company Net Income
Compensation Actually Paid
2,500,000.00
2,000,000.00
1,500,000.00
1,000,000.00
500,000.00
-
Net income (dollars in millions)
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO CAP
Net Income

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for fiscal year 2023 to our performance:

Combined Ratio
Gross Premium Written
Return on Equity

Certain Relationships and Related Transactions

Policy. The Company has adopted a written policy regarding the approval of any transaction or series of transactions in which the Company and a related party have an interest. A related party is one of the Company’s executive officers, directors, director nominees, a person owning more than 5% of any class of the Company’s securities, an entity in which any of such persons is employed or is a partner or principal or an immediate family member of such a person. Related party transactions involving $50,000 or more are required, when circumstances permit, to be submitted to and approved by the Audit Committee at a regular meeting held in advance of the transaction. The chair of the Audit Committee has the authority to approve related party transactions in circumstances in which the Company’s Chief Compliance Officer determines it is impracticable or undesirable to wait until the next regularly scheduled Audit Committee meeting. Aspects of proposed related party transactions to be considered in granting approval include whether the transaction benefits the Company, whether the goods or services in question are available from other sources and whether the terms of the proposed transaction are comparable to those available in transactions with unrelated third parties.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2023, the 2022 Incentive Plan and the Non-Employee Director Plan were the only compensation plans under which securities of the Company were authorized for issuance. These plans were approved by the Company’s shareholders. The Company has no equity compensation plans that have not been approved by its shareholders. The table provides information as of December 31, 2023.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	47,219	—	464,316 (1)

__________

1.
Represents 21,622 shares of common stock available for issuance under the Non-Employee Director Plan and 442,694 shares of common stock available for issuance under the 2022 Incentive Plan, in each case as of December 31, 2023, all of which are available for issuance with respect to awards other than option, warrants or rights, such as restricted stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of April 17, 2024 for:

•
each of our directors;
•
each of our named executive officers;
•
all directors and executive officers as a group; and
•
each beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares and percentage of shares beneficially owned based on 19,135,008 shares of common stock outstanding as of April 17, 2024.

For purposes of this table, "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by receiving earned performance shares or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Form 4).

Directors and Executive Officers

Name of Beneficial Owner	Number of Shares/Units	Percentage of Outstanding Shares/Units
Michael J. Brown (1)	9,055	*
Teri G. Fontenot (1)	8,302	*
Philip A. Garcia (1)(2)	21,537	*
Billy B. Greer (1)	3,155	*
Jared A. Morris (1)(3)	80,722	*
Randall E. Roach (1)	13,156	*
Sean M. Traynor (1)	12,620	*
G. Janelle Frost	90,196	*
Vincent J. Gagliano	21,920	*
Anastasios G. Omiridis	1,520	*
Kathryn H. Shirley	15,877	*
Raymond F. Wise	—	*
All directors and executive officers as a group (13) persons) (4)	278,060	1.45%

__________

* Less than 1%.

1.
Includes 1,408 shares of restricted stock granted on the date of our 2023 annual meeting of shareholders pursuant to our Director Plan. Each director has sole voting power but no dispositive power with respect to these shares. These shares vest on the date of the Annual Meeting.
2.
Includes 21,537 shares beneficially owned through a revocable trust, of which Mr. Garcia is the sole trustee.
3.
Includes 61,353 shares beneficially owned through a trust, of which Mr. Morris is a trustee.
4.
Includes shares of restricted common stock for which the directors have sole voting power but no dispositive power as follows: all directors as a group (9,856 shares).

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the Securities and Exchange Commission by such entity, except that the percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on April 17, 2024.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Blackrock, Inc (1)	3,139,766	16.4%
Victory Capital Management, Inc. (2)	1,402,045	7.3%
Neuberger Berman Group LLC (3)	1,851,865	9.7%
The Vanguard Group (4)	1,357,063	7.1%

__________

1.
According to an amended Schedule 13G/A filed on January 22, 2024 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 3,103,437 shares of common stock and sole dispositive power with respect to 3,139,766 shares of common stock. The address for Blackrock is 55 E. 52nd Street, New York, New York 10022.
2.
According to an amended Schedule 13G/A filed on February 6, 2024 Victory Capital Management, Inc (“Victory”), Victory has sole voting power with respect to 1,394,840 shares of common stock, and sole dispositive power with respect to 1,402,045 shares of common stock. The address for Victory is 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144.
3.
According to a Schedule 13G filed on February 12, 2024 by Neuberger Berman Group LLC (“Neuberger”), Neuberger Group has shared voting power with respect to 1,825,741 shares of common stock and shared dispositive power with respect to 1,851,865 shares of common stock. The address for Neuberger is 1290 Avenue of the Americas, New York, New York 10104.
4.
According to an amended Schedule 13G filed on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 24,071 shares of common stock, sole dispositive power with respect to 1,315,014 shares of common stock and shared dispositive power with respect to 42,049 shares of common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, Mr. Brown, Mr. Garcia, Mr. Greer, Mr. Morris, Mr. Roach and Mr. Traynor served as members of the Compensation Committee. No member of the Compensation Committee (1) was, during the fiscal year ended December 31, 2023, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. In 2023, the Audit Committee again selected Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee considered Ernst & Young’s qualifications and work quality, as well as the quality of personnel assigned to our audit, in making the appointment.

Management is responsible for the Company’s system of internal controls over financial reporting and for preparing its financial statements. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. It also oversees the Company’s internal audit department, approving its audit plans, reviewing its reports, and evaluating its performance. The Audit Committee monitors “whistleblower” activity under Section 806 of the Sarbanes-Oxley Act of 2002, receiving reports through the Company’s toll-free whistle-blower “hotline.” The Audit Committee is comprised of five independent directors and operates under a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee. The Board determined that Ms. Fontenot, Mr. Brown, Mr. Garcia, Mr. J. Morris and Mr. Roach each meet the requirements of “audit committee financial expert” as defined by SEC rules. The charter is available on the Company’s website in the Investors Section at www.amerisafe.com.

The Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2023 prior to their issuance. During 2023, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required by Auditing Standards No. 61, as adopted by the PCAOB in Rule 3200T and by SEC Regulation S-X Rule 2-07, Communications with Audit Committees, as currently in effect, including the quality of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP the challenging, subjective or complex judgments made by the Company in its financial statements. The Audit Committee discussed the critical accounting matter related to the Company’s judgments in the valuation of Loss and Loss Adjustment Reserves and how Ernst & Young LLP addressed the uncertainties related to those judgments in their audit. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the PCAOB Ethics and Independence Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee evaluates the performance of Ernst & Young LLP, in their audit of the Company, and believes Ernst & Young LLP performs an effective audit of the Company.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, and who reviewed and discussed the 2023 audited financial statements referenced above and who served as members of the Audit Committee during 2023, recommended to the Board that it (a) approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC and (b) accept management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting.

Members of the Audit Committee

Philip A. Garcia (Chair)	Michael J. Brown	Teri G. Fontenot	Jared A. Morris	Randall E. Roach

INDEPENDENT PUBLIC ACCOUNTANTS

Selection. Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2023 and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for 2024. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2023 and 2022 and for fees billed for other services rendered by Ernst & Young LLP.

	2023	2022
Audit fees (1)	$1,580,400	$1,463,400
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

__________

1.
Audit fees consist principally of fees for the audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly financial information, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). This policy authorizes the Chair of the Audit Committee, in his discretion, to approve non-audit services on an interim basis, between regularly scheduled meetings of the Audit Committee. All audit and non-audit services for 2023 were pre-approved or ratified by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

In order to be included in the Company’s proxy materials for the 2025 annual meeting of shareholders, a shareholder proposal must be received in writing by the Company at 2301 Highway 190 West, DeRidder, Louisiana 70634 by January 2, 2025 and otherwise comply with all requirements of the SEC for shareholder proposals.

In addition, the Company’s Bylaws provide that any shareholder who desires to bring a proposal before an annual meeting of shareholders must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice (other than a notice recommending a director candidate) must be delivered to the above address not less than 60 nor more than 90 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, the notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

The notice must also describe the shareholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

Under the Company’s Bylaws, a notice recommending a director candidate must be delivered to the above address not less than 60 nor more than 90 calendar days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. To be timely, a notice recommending a director candidate must be received no earlier than February 1, 2025 and no later than March 3, 2025.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Kathryn H. Shirley

Executive Vice President,

Chief Administrative Officer and Secretary

DeRidder, Louisiana

April 26, 2024

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees
1) Philip A. Garcia 2) Randall E. Roach

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. To approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement.	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposal 3	For	Against	Abstain

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.	☐	☐	☐

☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and AR/10K Wrap are available at www.proxyvote.com.

AMERISAFE, INC.

Annual Meeting of Shareholders

June 7, 2024 9:00 a.m.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anastasios G. Omiridis and Kathryn H. Shirley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of AMERISAFE, Inc. Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at 2301 Highway 190 West, DeRidder, Louisiana on June 7, 2024 or any adjournment thereof, with all powers that the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side